SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Lionbridge Technologies, Inc.

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Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 6, 2014, at 10:00 A.M., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to vote in one of the following three ways: (1) by requesting a paper copy of the proxy card, signing and dating the proxy card and returning it where indicated, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 6, 2014

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 A.M, Eastern Time, on Tuesday, May 6, 2014, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. Elect two (2) members to our Board of Directors to serve for a three-year term as Class III Directors (the “Class III Directors”);

2. Conduct a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and narrative disclosures in the accompanying Proxy Statement; and

3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014.

The Board of Directors has fixed the close of business on March 10, 2014, as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. SEC rules allow us to furnish proxy materials to our stockholders on the internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card to the address indicated.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at our offices, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 25, 2014

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO APRIL 24, 2014 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT.

PROXY STATEMENT

March 25, 2014

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Tuesday, May 6, 2014 (the “Annual Meeting”) at 10:00 A.M., local time, at the Company’s corporate headquarters and principal executive offices at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to:

1. Elect two members to our Board of Directors to serve for a three-year term as Class III Directors (the “Class III Directors”);

2. Consider a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014.

This Proxy Statement and form of proxy will be made available to stockholders on or about March 24, 2014.

Only stockholders of record at the close of business on March 10, 2014 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 64,602,647 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect your right as a stockholder to attend the Annual Meeting and vote in person. Any proxy may be revoked by you at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class III Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The election of directors (Proposal 1) and the “say on pay” vote (Proposal 2) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as broker “non-votes.” Broker “non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations department as detailed in our “Stockholder Communications with the Board and the Company” discussion below.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2014 by:

•	Each director of Lionbridge;

•

Each Executive Officer named in the Summary Compensation Table included in this Proxy Statement (our Chief Executive Officer; Chief Financial Officer, Chief Sales Officer; Senior Vice President, Global Client Services; and our Senior Vice President, Marketing), who are our named executive officers (“NEOs”); and

•	All of our directors and Executive Officers as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	3,817,789	5.91%
Edward A. Blechschmidt(5)	164,828	*
98 San Jacinto Blvd., FSR 1804
Austin, TX 78701
Guy L. de Chazal(6)	302,036	*
68 Wheatley Rd
Brookville, NY 11545
Steven R. Fisher(7)	96,507	*
137 Dudley Court
Atlanta, GA 30327
Paul Kavanagh(8)	190,815	*
19 Eagle Drive
Fancourt Residential Estate
George 6530, South Africa
Jack Noonan(9)	75,358	*
340 East Randolph Street, 62PHW
Chicago, IL 60601
Claude P. Sheer(10)	114,828	*
5 Pillsbury Drive
Scarborough, ME 04074
Henri Broekmate(11)	482,321	*
Donald M. Muir(12)	710,772	1.10%
Marc Osofsky(13)	303,616	*
Paula Shannon(14)	819,488	1.27%
All executive officers and directors as a group (13 persons)(15)	7,078,358	10.96%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 64,585,706 shares of Common Stock outstanding as of March 1, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 2014 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 385,000 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 1, 2014. Also includes (i) 60,000 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2015; (ii) 125,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2015 and 2016; (iii) 187,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2015, 2016 and 2017; and (iv) 180,000 shares of Common Stock subject to restriction on disposition that lapse ratably on January 13, 2015, 2016, 2017 and 2018.

(5)	Includes 35,000 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 1, 2014 and 57,328 fully vested restricted stock units.

(6)	Includes 40,000 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 1, 2014.

(7)	Includes 50,000 shares deemed to be beneficially owned by Mr. Fisher pursuant to options exercisable within 60 days of March 1, 2014.

(8)	Includes 40,000 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 1, 2014.

(9)	Includes 50,000 shares deemed to be beneficially owned by Mr. Noonan pursuant to options exercisable within 60 days of March 1, 2014.

(10)	Includes 20,000 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 1, 2014.

(11)	Includes 143,532 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 1, 2014. Also includes (i) 32,500 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2015; (ii) 57,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2015 and 2016; (iii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2015, 2016 and 2017; and (iv) 55,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 13, 2015, 2016, 2017 and 2018.

(12)	Includes 128,125 shares deemed to be beneficially owned by Mr. Muir pursuant to options exercisable within 60 days of March 1, 2014. Also includes (i) 35,625 shares of Common Stock that lapse on January 28, 2015; (ii) 60,000 shares of Common Stock that lapse ratably on February 2, 2015 and 2016; (iii) 60,000 shares of Common Stock that lapse ratably on January 4, 2015, 2016 and 2017; and (iv) 55,000 shares of Common Stock that lapse ratably on January 13, 2015, 2016, 2017 and 2018.

(13)	Includes 32,000 shares deemed to be beneficially owned by Mr. Osofsky pursuant to options exercisable within 60 days of March 1, 2014. Also includes (i) 17,500 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2015; (ii) 40,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2015 and 2016; (iii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2015, 2016 and 2017; and (iv) 55,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 13, 2015, 2016, 2017 and 2018.

(14)	Includes 163,875 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 1, 2014. Also includes (i) 30,000 shares of Common Stock subject to restrictions on disposition that ratably on January 28, 2015; (ii) 57,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2015 and 2016; (iii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2015, 2016 and 2017; and (iv) 55,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 13, 2015, 2016, 2017 and 2018.

(15)	Includes 1,087,532 shares of Common Stock which the directors and all Executive Officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 1, 2014. Also includes 1,343,125 shares of Common Stock subject to restrictions on disposition that lapse over time and 57,328 fully vested restricted stock units.

Security Ownership of Certain Beneficial Owners

The following table contains information regarding the beneficial ownership of our Common Stock as of March 1, 2014 by stockholders we know to beneficially own more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
BlackRock, Inc.(4)	3,630,516	5.62%
40 East 52nd Street
New York, NY 10022
FMR LLC(5)	7,722,111	11.96%
Edward C. Johnson 3rd
82 Devonshire Street
Boston, MA 02109
Glenhill Advisors, LLC, Glenn J. Krevin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Capital Overseas Master Fund LP(6)	9,475,110	14.67%
600 Fifth Avenue, 11th Floor
New York, NY 10020

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 64,997,052 shares of Common Stock outstanding as of March 1, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2014.

(5)	Information obtained from Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 14, 2014.

(6)	Information obtained from Schedule 13G/A filed by Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Capital Overseas Master Fund, LP with the Securities and Exchange Commission on February 14, 2014. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC , which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Concentrated Long Master Fund, LLC, each a stockholder of Lionbridge. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Concentrated Long Master Fund, LLC and sole shareholder of Glenhill Capital Overseas GP, Ltd., which is the general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Capital Management, LLC has shared voting and dispositive power with respect to 8,856,879 shares and Glenhill Capital Advisors, LLC has shared voting and dispositive power with respect to 9,475,110 shares. Glenhill Capital Overseas Master Fund, LP has shared voting and dispositive power with respect to 7,555,129 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Exchange Act, the Company believes that during the period January 1, 2013 through December 31, 2013, the Reporting Persons complied with all applicable Section 16(a) filing requirements subject to the following exceptions: a Form 4 reporting the forfeiture of shares to cover taxes associated with the vesting of restricted stock was filed two days late with respect to each of the following NEOs: the CEO, the CFO, CSO and Senior Vice President of GLT, due to the failure of our third party stock plan administrator to notify the Company of the forfeiture on a timely basis.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. We currently anticipate that the directors in Class I (“Class I Directors”) will be nominees for election to three-year terms at the 2015 Annual Meeting of Stockholders and the directors in Class II (“Class II Directors”) will be nominees for election to three-year terms at the 2016 Annual Meeting of Stockholders.

The present term of office for the directors in Class III (“Class III Directors”) expires at the Annual Meeting. Rory J. Cowan, who also serves as Chief Executive Officer of the Company and founded Lionbridge in 1996, and Paul A. Kavanagh, each have served as directors of Lionbridge since 1996, and each was most recently re-elected by the stockholders in 2010. Messrs. Cowan and Kavanagh are each nominees for re-election to a three-year term as a Class III Director. If re-elected, each Class III Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class III Director. Each of the nominees has indicated his willingness to serve, if elected, and our Board of Directors knows of no reason why either nominee should be unable or unwilling to serve.

Director Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each nominee and each of our directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s and each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we believe that all of our director nominees have a reputation for integrity, honesty, candor and adherence to high ethical standards. They each have demonstrated business acumen and insight and an ability to exercise sound judgment, as well as a commitment of service to Lionbridge and our Board. Finally, we value their significant experience with other enterprises, industries and governments, and on other boards of directors and board committees.

Information about the number of shares of Common Stock beneficially owned by each director appears above under the heading “Security Ownership of Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of Lionbridge.

Directors and Nominees

The following table presents information about each of Lionbridge’s directors (including nominees for election or re-election) as of March 2, 2014.

Name	Age	Position
Rory J. Cowan	61	Chairman of the Board, Chief Executive Officer, President and Class III Director*
Edward A. Blechschmidt	61	Class II Director
Guy L. de Chazal	66	Class II Director
Steven R. Fisher	43	Class I Director
Paul Kavanagh	72	Class III Director*
Claude Sheer	63	Class I Director
Jack Noonan	66	Class I Director

*	Indicates a nominee

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc., a developer and marketer of software products, from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of LoJack Corporation, a provider of technology and services for the tracking and recovery of mobile assets and people, where he serves as lead director. As the only management representative on the Board and as founder of Lionbridge, Mr. Cowan provides a singular perspective in board discussions about the business and strategic direction of the Company, drawing upon his involvement on a daily basis in all aspects of the management of the Company. Mr. Cowan has extensive experience in the industry and in all aspects of the Company’s global business. Moreover, Mr. Cowan has held senior executive positions with R.R. Donnelley and Interleaf, and currently serves as a director of one publicly-traded company in addition to Lionbridge, providing him with additional business, corporate governance and strategic insights of benefit to the Lionbridge Board.

Edward A. Blechschmidt was elected a director of Lionbridge in February 2003. Mr. Blechschmidt served as Chief Executive Officer of Novelis, Inc., a producer of rolled aluminum products, from December 2006 through May 2007. He previously served as Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation. He served as president of Olsten Corporation from October 1998 to March 1999. He also served as president and chief executive officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its chief financial officer. Mr. Blechschmidt currently serves as a director of Columbia Laboratories, Inc., Diamond Foods, Inc., and VWR International, LLC. In the past five years, he has also served as a director of HealthSouth Corporation and Option Care, Inc. Mr. Blechschmidt has extensive experience in matters of finance, corporate governance and strategy and senior leadership relevant to public companies. Mr. Blechschmidt’s background as former Chief Financial Officer of Unisys and Chief Executive Officer of Gentiva Health Services and Novelis, Inc., and his financial experience on other public audit committees provide a strong financial and corporate governance foundation for the Board.

Guy L. de Chazal has been a director of Lionbridge since February 1998 and has been the Company’s Lead Independent Director since 2008. Mr. de Chazal, who is currently retired, was with Morgan Stanley, a financial services firm providing securities, asset management and credit services, from 1986 until 2007, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds. As the Lead Independent Director, Mr. de Chazal brings proven business leadership and corporate development expertise to the Board. His many years of experience as a managing director of Morgan Stanley and his leadership of its venture capital group have given him keen insight into investments in emerging technologies and management of operational and strategic transitions associated with technology investments in companies at various stages of growth. Moreover, his deep knowledge of the Company and its evolution since its founding has contributed greatly to Board deliberations and strategic discussions.

Steven R. Fisher has been a director of Lionbridge since March 2009. Since May 2007, he has served as the chief financial officer and senior vice president of Novelis Inc., a supplier of rolled aluminum products and owned by the Aditya Birla Group. Mr. Fisher served as Novelis’s vice president of strategic planning and corporate development since 2006. Prior to joining Novelis, Mr. Fisher spent 13 years consulting with, or as part of the management team of, various energy companies. Most recently, he served as vice president and controller for TXU Energy, the non-regulated subsidiary of TXU Corp, a Texas-based energy company. Mr. Fisher is an audit committee financial expert, who concurrently serves as Chief Financial Officer of an international manufacturing company, and has deep experience with international corporate finance, treasury, foreign currency and cash management matters. In those capacities, he has added a valuable perspective to the Board and the Audit Committee deliberations. Moreover, Mr. Fisher’s experience as CFO of a company with global operations including a strong operational and management presence in India, as well as a sophisticated corporate financial structure, has allowed him to provide constructive and practical counsel to the Company and the Board in these areas.

Paul Kavanagh has been a director of Lionbridge since December 1996 and is a nominee for reelection as a Class III Director this year. Mr. Kavanagh, who is currently retired, has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc., a software and services company, from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe, a software company specializing in supply chain management. Mr. Kavanagh has over a decade of experience on Lionbridge’s Board and a lifetime of experience in the localization industry. Moreover, Mr. Kavanagh, a former member of the Irish Senate, has served on several governmental bodies in Europe, and has shared his insights and understanding of the European business and economic climate with the Board. Mr. Kavanagh’s current and past experience with many of the industries served by the Company, as well as with emerging e-commerce businesses, has contributed to the scope and depth of the Board’s deliberations.

Jack Noonan has been a director of Lionbridge since April 2010. Mr. Noonan served as chairman, president and chief executive officer of SPSS Inc., a software company in predictive analytics, from 1992 through the acquisition of SPSS Inc. by International Business Machines Corporation in 2009. Mr. Noonan also serves as a director of Morningstar, Inc., a provider of independent investment research and Fleetmatics Ltd., a global provider of fleet management solutions for small and medium-sized businesses delivered as Software-as-a-Service (“SaaS”). Mr. Noonan provides extensive experience and leadership in strategic marketing, sales and global software product development and deployment to the Board as Lionbridge continues the commercialization of its Software-as-a–Service (“SaaS”) offerings.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer was previously Chief Executive Officer of Vault, a web-based resource for career management and job search information, and of Fetch Enterprises and FetchDog.com, an online community and marketplace, and has served as an industry analyst and consultant since April 1999. He is also a partner of Barn Ventures LLC, an entity that assists internet businesses with fundraising activities. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis, a media and publishing company, from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, U.S. Publications; and President, Business Media Group. Mr. Sheer’s many accomplishments in internet commerce and strategy have provided a valuable perspective to the Board. In addition, his operating and director experiences with Ziff Davis and emerging companies, as well as expertise in marketing, product development and social media, have provided visionary insight and direction to the Lionbridge Board.

We recommend a vote FOR the election of Mr. Cowan and Mr. Kavanagh.

MANAGEMENT

Executive Officers

The following table presents information about each of Lionbridge’s Executive Officers as of March 1, 2014.

Name	Age	Position
Rory J. Cowan(1)	61	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	53	Senior Vice President, Global Client Services
Martha Crow	53	Senior Vice President, Global Enterprise Solutions
Donald M. Muir	57	Chief Financial Officer and Senior Vice President
Marc Osofsky	44	Senior Vice President, Marketing
Paula Barbary Shannon	53	Chief Sales Officer and Senior Vice President
Richard Tobin	42	Senior Vice President and General Manager, Global Language and Translation (GLT)

(1)	Mr. Cowan’s qualifications appear on page 8, under “Directors and Nominees.”

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000. Mr. Broekmate served as Senior Vice President and General Manager, Global Language and Translation from January 2006 through September 2013, at which time he was appointed Senior Vice President, Global Client Services.

Martha Crow joined Lionbridge in December 2011. Ms. Crow served as Senior Vice President of Sales for Alliance Global Services, Inc., a software development firm focused on the information technology industry, from January 2011 to December 2011, and as Executive Vice President of Global Solutions for Dextrys, Inc., a global provider of product engineering and application services outsourcing, from December 2007 through December 2010. She was Vice President and General Manager of Keane Inc., a leading provider of application and business process outsourcing services from 2000 to December 2007 and prior to that time, held positions at Entex Information Services and at International Business Machines Corporation.

Donald M. Muir joined Lionbridge in September 2007. Mr. Muir served as Vice President and Chief Financial Officer of Evergreen Solar, Inc., a technology company specializing in solar energy, from February 2006 to January 2007, and as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004 and as Vice President, Finance and Administration from 1998 to 2001.

Marc Osofsky joined Lionbridge in January 2011. Mr. Osofsky served as Vice President of Marketing & Product Management for Optaros, a venture-backed, e-commerce solution company, from February 2007 to December 2010, and as Vice President Marketing, Product Management & Business Development for OATSystems (acquired by Checkpoint Systems), a venture-backed RFID software company, from June 2004 to January 2007 and as Vice President Marketing, Product Management & Business Development for Frictionless Commerce (acquired by SAP), a venture-backed sourcing software company from January 2000 to June 2004. Mr. Osofsky began his career at McKinsey.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Chief Sales and Chief Marketing Officer of Alpnet, Inc, a localization company, from March 1996 to October 1999, and held a number of positions of increasing responsibility in the U.S., Canada and other international locations with Berlitz International, Inc, a translation, localization and interpretation services company, from 1986 to 1996.

Rich Tobin joined Lionbridge in September 2013 as Senior Vice President and General Manager, Global Language and Translation. Mr. Tobin served as SVP of Operations for DigitasLBi, a global marketing and technology agency and member of the Publicis Groupe from October 2000 to September 2013 and held a variety of positions in finance and operations at Digitas, Reed Business Information, a global data, publishing and marketing company and Converse, a global shoe and apparel company.

CORPORATE GOVERNANCE

Corporate Governance and Ethics Principles

We are committed to having sound corporate governance principles and have adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct) that applies to all of our directors and employees, including our principal executive officer and our principal financial officer. We have also adopted a Supplier Code of Conduct that applies to all of our suppliers of products and services. The Corporate Governance Guidelines, the Code of Ethics and the Supplier Code of Conduct are available on Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance.htm. We intend to disclose amendments to or waivers, if any, from any provision of the Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our web site.

Board Leadership Structure

Since the Company’s founding in 1996, Rory J. Cowan, our founder, has held the positions of Chief Executive Officer and Chairman of the Board. In April 2008, the Board formally designated a Lead Independent Director to work with the Chairman in connection with Board leadership and governance matters and elected Guy de Chazal to serve in that capacity.

The independent members of our Board have periodically reviewed this leadership structure and have determined that the Company and our stockholders are well served with this structure, given the Company’s strong corporate governance framework and due to the involvement and role of the Lead Independent Director. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Independent Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Independent Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and stockholders. The Lead Independent Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Independent Director approves Board meeting agendas, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the non-employee directors at each regularly scheduled Board meeting. While serving as Lead Independent Director, Mr. de Chazal has overseen the implementation of governance practices that encourage engaged and constructive involvement by members of our Board. His leadership fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He has spearheaded the development of processes and procedures to ensure a complete flow of information to the Board and thorough deliberation by the Board of critical matters. He encourages communication among the directors, and between management and the Board, to facilitate productive working relationships. Working with the Chairman and other members of the Board, the Lead Independent Director also ensures there is an appropriate balance and focus among key board responsibilities such as strategic development; long-term planning; review of operations; risk oversight; and management succession planning.

Term Limits and Retirement from the Board

In 2012, the Board approved a policy requiring directors to retire from the Board when they reach the age of 70. A director elected to the Board prior to his or her 70 th birthday may complete the term of service but may not stand for re-election or nomination. On recommendation of the Nominating and Compensation Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company. The Board of Directors determined that it was in the best interests of the Company for Mr. Kavanagh to be nominated for an additional term as a director, given his deep industry experience and significant role in crafting the long-term strategy of the Company, and the benefit of continuity on the Board when executing and refining the Company’s long-term strategy.

Board Structure and Independence; Meetings of the Board; Committees of the Board

Our Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of The NASDAQ Stock Market LLC. (the “NASDAQ Standards”). Given the size of our Board and its comprehensive manner of engagement, it is our view that corporate governance is best addressed by the Board as a whole. Consideration of governance matters is led by the Lead Independent Director and, as appropriate, involves solely the independent directors. From time to time, the Board establishes additional committees for a limited or short-term purpose. In 2013, the Board established a special committee related to certain strategic initiatives. Messrs. Blechschmidt, de Chazal and Sheer served on this special committee, with Mr. de Chazal serving as its chairman. This special committee met and was in existence from March—May 2013, when it concluded its activities.

The Board periodically reviews it structure and has concluded that given the current size, vulnerability and status of the Company as a “micro-cap” with high stock price volatility, it is in the stockholders’ best interest to retain the classified board structure.

Our Audit Committee selects the independent auditors to be employed by the Company and reviews generally the audit plans and the results thereof. The Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and our independent auditors. The Audit Committee has the authority to engage any independent legal, accounting and other advisors that it deems necessary to carry out its responsibilities.

All of the members of the Audit Committee—Messrs. de Chazal, Fisher and Noonan—are independent within the meaning of the Lionbridge Independent Director Standards, the NASDAQ Standards, and the SEC’s director independence standards (the “SEC Standards”) for audit committee members, including Rule 10A-3(b)(1) under the

Exchange Act. Each member of the Audit Committee is financially sophisticated, as required by the NASDAQ Standards. The Board has determined in accordance with the rules of the Securities and Exchange Commission that Mr. Fisher, who has served as Chairman of the Audit Committee since August 2011, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/corporate-governance/audit-committee-charter/.

Our Nominating and Compensation Committee has responsibility for the review and administration of our compensation and equity plans, including Lionbridge’s 2011 Stock Incentive Plan, for approving salaries and other incentive compensation for our officers and executives, and for preparing the annual report on executive compensation required to be included in our proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. The Nominating and Compensation Committee has the sole authority to engage and terminate any independent legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities. The Committee did not elect to engage any independent legal, accounting or other advisor during 2013.

Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASDAQ Standards and the SEC Standards for nominating and compensation committee members. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors. The Nominating and Compensation Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/compensation-and-nominating-committee-charter.htm. Lionbridge’s independent directors meet in executive session at each Board meeting.

During 2013, the Board of Directors met 13 times, the Audit Committee met five times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2012), the Nominating and Compensation Committee met 3 times and the special committee met 12 times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

We do not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are welcome to do so. Mr. Cowan, the Chairman and Chief Executive Officer of the Company and a director, attended the 2013 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board views its role in maintaining an effective and comprehensive risk oversight process as one of its most critical responsibilities. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management of areas related to the material risks facing the Company, including operational, financial, legal, strategic, governance, business management, technology, security, competitive and critical enterprise risks. At each Board meeting, the Lead Independent Director leads a review of key identified risks related to the business, which include technology development, customer concentration and foreign currency exchange rate fluctuations, among others, and a discussion of the effectiveness and appropriateness of risk mitigation activities relative to these identified risks and strategic goals. The full Board (or the appropriate Committee, when the Board has delegated oversight responsibilities to the purview of a particular Committee) receives these reports as part of its regular communications with the Chief Executive Officer and senior management, allowing it to monitor the Company’s risk identification, risk management and risk mitigation strategies. As part of their charters, the Audit Committee is charged with financial risk oversight and risk management and the Nominating and Compensation Committee is charged with compensation risk oversight.

Compensation Committee Interlocks and Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2013 and Mr. Sheer served as its Chairman. No member of our Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. None of our executive officers served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. None of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge. In accordance with the Company’s Policy on Insider Trading, all directors and employees are prohibited from hedging any shares of Lionbridge stock.

Consideration of Candidates for Director

As noted above, our Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Secretary at the executive offices of Lionbridge. Stockholder recommendations must generally be submitted no later than the close of business on the 90 th day or no earlier than the close of business on the 120 th day prior to the first anniversary of the preceding year’s annual meeting. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

The Board of Directors has also identified specific strategic and technical expertise and experience it values in current and prospective Board members. These specific strategic competencies include current or recent experience as a chief executive or other “C-Level” officer, public company experience as a director or officer, digital media experience, international business experience, international finance experience, international human capital management expertise, global enterprise crowdsourcing, international compensation and benefits experience and experience with cloud-based technology development and marketing, and generally, with internet-based commerce, business and marketing. The Board believes that the skills and experience represented among current Board members and as described in greater detail in the “Directors” section of this proxy statement, reflect a full complement of the strategic, technical and practical expertise and experience required to serve the interests of the Company and its stockholders.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds although Lionbridge does not have a formal diversity policy. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Lionbridge believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. In January 2014, the Committee determined that each of Mr. Cowan and Kavanagh met the identified criteria for nomination for an additional term as a director of Lionbridge, and recommended to the full Board of Directors their re-election as Class III Directors of the Company. In particular, the Committee took note of Mr. Cowan’s global leadership and deep knowledge of the Company, and Mr. Kavanagh’s international business experience, knowledge of the globalization industry and significant contributions in fostering the strategic transformation of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

Our Executive Officer group is comprised of the following senior leaders:

•	Rory Cowan, our CEO;

•	Donald Muir, our CFO;

•	Paula Shannon, our Chief Sales Officer (“CSO”);

•

Henri Broekmate, who served as Senior Vice President of Global Language and Translation (“GLT”) through September 2013 and transitioned to Senior Vice President of Global Client Services (“GCS”) thereafter;

•	Richard Tobin, who joined Lionbridge in September 2013 as Senior Vice President and General Manager of GLT;

•	Martha Crow, our Senior Vice President of Global Enterprise Solutions (“GES”)’

•	Marc Osofsky, our Senior Vice President of Marketing.

Messrs. Cowan, Muir, Broekmate and Osofsky, and Ms. Shannon are our Named Executive Officers (“NEOs”) in 2013. Our Compensation Discussion and Analysis (“CD&A”), and our information in the “Executive Compensation” section of this Proxy Statement which follows CD&A, describe our executive compensation program and the compensation decisions made for 2013 for our NEOs.

Lionbridge’s executive compensation programs emphasize execution of the Company’s long-term strategic and commercial goals. These goals include revenue expansion, profitable growth, development and deployment of expanded or new service and technology offerings complementary to our existing portfolio of services, and investment in strategic opportunities. Our executive compensation programs are designed to reward achievement of business and financial results. 2013 marks a year of continued achievement by Lionbridge of significant financial and business results and execution of the Company’s long-term strategic goals, including an exceptionally strong second half of the year. The leadership of the CEO, Mr. Cowan, in responding decisively, effectively and appropriately to the slower than expected revenue and profitability growth in the first half of 2013 is evidenced by the following full-year achievements in 2013, all of which contributed to the significant enhancement of stockholder value over the course of the year:

•	Grew revenue 7% year-on-year compared to FY 2012 by expanding our relationships with large strategic accounts and by introducing our services to new global brands across vertical end markets.

•

Delivered the third consecutive year of positive GAAP net earnings and year-on-year increases in GAAP net income to approximately $12 million or $0.19 a share. Our non-GAAP earnings were approximately $27 million or $0.44 a share.

•	Generated approximately $29 million in cash flow from operations, marking one of the strongest cash flow years in the Company’s history.

•

Ended the year with a strong cash position of $39 million at year end, after funding acquisitions, infrastructure investments including the deployment of an ERP system, and executing approximately $5.2 million in share repurchases.

•	Introduced Lionbridge onDemand, an online model to market, sell and deliver a range of our multilingual solutions to customers rapidly online.

•	Grew our recently-introduced Global Marketing Operations offering approximately 50% year-on-year.

•

Continued to deploy a robust, cloud-based workflow and translation automation platform that allows us to provide technology enabled solutions for the specific needs of large global enterprise customers.

•	Executed our growth strategy through vertical market expansion, application of our scalable cloud technologies and scalable crowd workforce to scalable end markets.

We have designed our 2014 executive compensation decisions to continue to build on these successes. Our executive compensation programs reward achievement of our multi-year strategic transformation from our position as a provider of localization and translation services for the world’s leading global enterprises to a provider of translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the global customer lifecycle.

EXECUTIVE SUMMARY

We have designed our executive compensation programs to retain and motivate our executive leadership team to reach defined long-term strategic, financial and operational goals which include:

•

Enhancing Lionbridge’s leadership as a provider of state-of-the-art global services, solutions and technologies through its global workforce, global human capital management capabilities, new offerings, such as global content management and business process crowdsourcing and through our technology-enabled service and technology offerings.

•

Diversifying the customer base for the Company’s expanded capabilities and range of multi-lingual products and services, including cloud-based and technology enhanced solutions for particular industries and applications, content development, engineering and technical writing services, real-time translation technologies, global human capital management, business process crowdsourced solutions, and global marketing and web operations services;

•	Identifying and executing strategic acquisitions to expand our portfolio of products, services and technologies;

•	Meeting or exceeding revenue and profitability targets through the development and deployment of innovative, cloud-based technologies and global solutions; and

•	Offering our full suite of product and services solutions to new and existing customers while streamlining Lionbridge’s cost structure and improving operating efficiencies;

Program Design. Our 2013 executive compensation program is consistent with our 2012 program, which received strong support from our stockholders in the “say on pay” advisory vote conducted at our Annual Meeting of Stockholders conducted in May 2013. Our 2013 executive compensation programs consist of four elements, which emphasize long- and short-term cash and equity components to reward achievement of these goals and to attract and retain the key talent necessary to meet them, without significant dilution of our stockholders. These components are:

•	Base Salary

•	Annual Cash-based Incentive Compensation

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Compensation

Based on the mix of these items, 75% of our CEO’s and 70% of our other NEOs’ compensation in 2013 was comprised of variable, or “at risk” compensation, which was a higher percentage than the average of our peers. The ratio of variable compensation to base salary for both the CEO and the other NEOs was higher in 2013 than in 2012, as the Committee continues to tie an increasing portion of total compensation to performance-based or at-risk compensation.

Emphasis on Performance. Our ability to meet and exceed customer and stockholder expectations is directly linked to the performance of our leadership. Accordingly, we design and deliver an executive compensation program that is motivating, competitive, balanced across elements and strongly tied to annual and long-term performance. At the same time, our programs emphasize accountability and results and do not reward achievement below agreed-upon performance metrics. 2013 executive compensation programs were heavily weighted toward the achievement of performance objectives, primarily through the annual cash incentive plan (the “Management Incentive Plan” or “MIP”) and long-term performance-based equity awards (“LTIP”). Our MIP was refined in 2013 to include a “Product Line Performance Metric” or “PLPM” , applicable to NEOs responsible for a dedicated line of business. This created an additional performance metric targeted to achievements within the product line for which the NEO is responsible, The Committee does not establish performance metrics with the expectation that these will easily be achieved; rather, it views these metrics as a meaningful incentive and “stretch” goals for senior managers to strive for exceptional performance. When performance metrics are not fully achieved, Executive Officers, including the NEOs, forfeit a portion of their performance-based cash or equity compensation.

The Committee has stringently assessed the attainment of these objectives by each NEO. When performance objectives are not fully met, Executive Officers, including the NEOs, do not receive all of their “at risk” or performance-based compensation:

•

2013 MIP: While both the revenue and profitability thresholds for payment of the 2013 MIP were achieved, the target for full funding of each component was not achieved; therefore, the revenue component of MIP was funded at 91%, reflecting 91% attainment of the revenue target and the profitability component was funded at 90%, reflecting 90% attainment of the profitability target.

•

LTIP: Lionbridge fully attained the profitability and revenue metrics associated with the LTIP granted in 2012, which were determined based on profitability and revenue measured during 2012-2013. Accordingly, all shares associated with this award vested. In contrast, approximately 10% of the shares granted under the 2011 LTIP, which vested in 2012, based on profitability and revenue metrics measured during 2011—2012, were forfeited when the Corporation failed to meet the metrics applicable to that award.

The Nominating and Compensation Committee believes its executive compensation programs in 2013 rewarded revenue and profitability growth in 2013. These programs were also successful in providing a meaningful incentive for the achievement of the continued development and deployment of innovative, sophisticated and profitable commercial offerings based on Lionbridge’s multi-lingual and crowd management technologies and cloud-based solutions, as well as achievement of operating leverage and technology advancements. The Committee notes the prudent, effective and decisive decisions taken by management, led by the CEO, in response to a slower than expected first half of 2013, resulting in strong second half and full-year revenue and profitability and concluded that the design of executive compensation programs did not encourage inappropriate risk-taking in response to those challenges. The Committee has determined that these programs have encouraged sustained achievement of longer-term goals and initiatives, and maintained a motivated and engaged leadership team. In particular, the Committee notes that these programs have helped attract key new talent to the Company’s senior management team, including Mr. Tobin, who joined the Company in September 2013 as Senior Vice President and General Manager of GLT.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beginning in 2011, we have annually asked our stockholders to provide an advisory vote on our executive compensation programs. At our 2011, 2012 and 2013 Annual Meetings, our stockholders approved our executive compensation through their advisory votes, with 90% of the votes cast in favor of our NEO compensation. While these votes were not binding on the Company or our Board of Directors, the results were considered by the Nominating and Compensation Committee when reviewing and assessing executive compensation.

Due in part to the overwhelming support of our executive compensation programs by our stockholders, as well as the Committee’s overall assessment and analysis of the continued effectiveness of the current program design, we have maintained the general structure and design of our executive compensation programs for 2014, subject to customizing the program for operational leaders to provide an incentive for achievement of defined performance metrics goals within the particular business for which they are responsible. We believe the mix of cash and equity compensation and the balance of short and long-term performance based compensation have met the Committee’s incentive and retention objectives and have encouraged achievement of tangible performance and strategic goals. The Committee will continue to align executive compensation programs with the interests of our stockholders and current market practice, including a continued emphasis on pay for performance.

In accordance with the preference expressed by our stockholders at our 2011 Annual Meeting, we have determined that our stockholders should have an opportunity to vote on executive compensation on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensations policies and programs, and our decisions regarding executive compensation. Accordingly, our Board of Directors recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Proposal 2, Advisory Vote on Executive Compensation” in this Proxy Statement.

In addition to our annual advisory vote on executive compensation, we remain committed to ongoing engagement with our stockholders throughout the year.

RESPONSIBILITIES OF THE NOMINATING AND COMPENSATION COMMITTEE

Our Nominating and Compensation Committee is responsible for developing and implementing executive compensation policies that:

•	Link executive compensation to specific performance targets, including financial goals relating to revenue and profitability, technological advancements and business process improvements;

•	Integrate executive compensation with Lionbridge’s annual and long-term strategic vision;

•	Reward performance; and

•	Recognize individual leadership and achievement.

Our Nominating and Compensation Committee during fiscal year 2013 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors as defined under Section 16 of the Exchange Act, satisfying the independence requirements of NASDAQ. Mr. Sheer serves as Chairman. In addition, each member of the Nominating and Compensation Committee is an “outside director” as defined in

Section 162(m) of the Internal Revenue Code. Our Board of Directors and the Nominating and Compensation Committee Charter have vested responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan and its 2011 Stock Incentive Plan, and for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives, with the Nominating and Compensation Committee. This Committee is also charged with assessing appropriate levels of risk with respect to our compensation policies. In addition, the Committee has responsibility for recommending nominees for election as directors of Lionbridge and reviewing related Board development issues including succession planning and evaluation.

The Committee is fully responsible for the evaluation and assessment of the Chief Executive Officer’s performance and compensation arrangements and, in consultation with the Chief Executive Officer, annually evaluates and assesses the performance and compensation arrangements for the other NEOs, as well as all Executive Officers. The Committee has meetings on a quarterly basis, following each regularly scheduled Board of Director’s meeting and also meets periodically during the year as needed. At these meetings, the Committee identifies the types of performance it wishes to reward or motivate relative to the Company’s strategic objectives and structures elements of compensation accordingly. In addition, it establishes the specific metrics, discussed below, by which performance is to be measured. The Committee annually evaluates the achievement of these objectives. The Committee also reviews and approves compensation to be offered to key new senior talent. Before each meeting, the Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. The Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

During the first quarter of each year, the Committee reviews and adjusts, if appropriate, the four key elements of Lionbridge’s executive compensation programs:

•	Base Salary

•	Annual Cash-based Incentive Compensation through our Management Incentive Plan (MIP)

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Compensation

In any given year, the Committee may choose to alter or change the elements of compensation either positively or negatively, and has the discretion to grant special awards of cash or equity in recognition of an extraordinary achievement or event involving the award recipient, or to adjust targets to reflect the effect of foreign currency volatility or other extraordinary events on achievement of performance. The Committee did not exercise positive or negative discretion in 2013. From inception, Lionbridge has chosen to issue equity judiciously and in a manner to minimize dilution to existing shareholders.

PAY FOR PERFORMANCE AND “AT RISK” COMPENSATION

Approximately 72% of the total compensation for the CEO and all NEOs (collectively) listed in the Summary Compensation Table below is variable compensation, in the form of cash and equity awards. The Committee seeks to tie an increasing portion of compensation to attainment of specific financial performance attributes over a defined two-year period, and long-term performance in particular. The Committee has linked performance to both qualitative and quantitative performance metrics, including revenue and profitability over a defined period of time, and achievement of defined strategic or operating objectives, including strategic initiatives, technological advances and business process improvements.

The Committee believes that implementation of the LTIP program has provided an effective incentive for our NEOs to achieve revenue and profitability metrics over the past four years since inception of this program. The Committee will continue to evaluate the effectiveness of these performance-based programs and will adjust them in the future as necessary to achieve their desired results of enhancing stockholder value.

LTIP/ Performance Awards: The 2012 LTIP granted in January 2012 is a performance based equity award that vested on the release of the Company’s 2013 earnings, with vesting tied to the achievement of revenue and profitability targets for 2012 and 2013. Evaluation of achievement of these targets took place in February 2014 following release of the Company’s 2013 earnings. 100% of the two-year revenue target was achieved and 100% of the two-year profitability target was achieved.

2013 MIP: While the both the revenue and profitability thresholds for payment of the 2013 MIP was achieved, the target for full funding of each component was not achieved; therefore, the revenue component of MIP was funded at 91%, reflecting 91% attainment of the revenue target and the profitability component was funded at 90%, reflecting 90% attainment of the profitability target.

2013 PLPM: In 2013, the Committee established Product Line Performance Metrics, or PLPMs, for three of our NEOS, each of whom was responsible for revenue growth within a key product line. These NEOs included our CSO, with a performance goal of revenue growth within the GLT product line, our Senior Vice President of Marketing, with a performance goal of revenue growth for digital marketing services, and our Senior Vice President of GLT, with a performance goal of revenue growth from designated key customers. Achievement of these performance goals in 2013 varied by individual NEO. The Senior Vice President of Marketing and the Senior Vice President of GLT each significantly exceeded the performance goal, resulting in a pay-out of 125% of this component of MIP, and the CSO attained 96.6% of the performance goal, resulting in a pay-out of 86% of this component of MIP.

RISK CONSIDERATIONS IN LIONBRIDGE COMPENSATION POLICIES

The Committee has discussed the concept of risk at it relates to the Company’s compensation programs and annually assesses the risk profile of its compensation program to monitor whether any element of pay or policy encourages the assumption of inappropriate or unacceptable risk to the Company. To make this assessment, the Committee focuses on the several key areas of our program including: external market reference; pay mix; performance-based variable plans; selection of performance metrics; goal setting process; and checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is maintained. The Committee believes the policies and rewards structure in place appropriately balance the creation of long-term value with shorter term positive results.

The Committee believes that a significant portion of total executive compensation should be performance-based; however, it does not believe that all compensation should be at risk or performance-based. The Committee seeks to design compensation programs that offer a balanced mix of fixed and performance-based compensation, in the form of a competitive base salary and a variety of cash and equity performance based compensation programs. Based on its assessment of the Company’s compensation programs, the Committee does not believe the Company’s compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

Pay is a mix of both fixed and variable compensation. The fixed portion of compensation (base salary) is designed to provide a steady income regardless of stock price. The variable portion of compensation (annual MIP and equity, including the LTIP) is designed to reward both short- and long-term corporate performance, determined based on multiple factors. Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•

Equity awards vest over multiple years, aligning the interests of Executive Officers, including the NEOs, to long-term stockholder interests and take into account the extreme volatility in our stock price. We use restricted stock awards more heavily than stock options for equity awards because restricted stock retains value even if the stock price declines so that employees are less likely to take unreasonable risks to get, or keep, options “in-the-money”. Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•

The majority of our performance-based programs provide key metrics based on both revenue and profitability, providing a balanced approach to responsible and profitable growth. The continued emphasis on long-term equity compensation further encourages responsible and sustainable achievement of defined objectives.

•

Performance-based programs are subject to a maximum pay-out, which the Committee believes also mitigates excessive risk taking. Even if the Company dramatically exceeds a program’s goals, payouts are limited. Conversely, these programs are also subject to a minimum threshold for pay-out of each component and if that minimum threshold is not achieved, no pay-out is made.

•

The Company, which operated in 26 countries in 2013, has a strong ethical foundation and strict internal controls over its financial systems and the measurement and calculation of achievement of performance metrics designed to keep them from being susceptible to manipulation by any employee. This culture extends to all Lionbridge sites and to each of our 5,000 employees. In addition, Lionbridge requires that all employees world-wide annually review and confirm compliance with the Company’s Code of Business Conduct, which covers among other things, accuracy of books and records used in determining the achievement of program goals.

•	Performance-based compensation is subject to the clawback under our Executive Compensation Recovery Policy, described on page .

ENGAGEMENT OF INDEPENDENT COMPENSATION CONSULTANT

The Committee, in accordance with its Charter, has authority to engage an independent compensation consultant and other professionals to assist it in evaluating executive compensation issues. The Committee has engaged an independent compensation consultant from time to time, including in conjunction with large-scale reviews of executive compensation programs or a significant change in corporate objectives. The Committee did not engage any independent compensation consultants in 2013.

OBJECTIVES OF LIONBRIDGE COMPENSATION PROGRAMS IN 2013

Based on a detailed review of the Company’s executive compensation programs, which are designed to align our compensation elements with the financial, strategic and operational goals and objectives of the Company, the Committee identified the following objectives for its executive compensation programs in 2013:

•	Motivate the executive management team to work collectively to achieve strategic objectives, including:

•	Accelerating revenue growth among all lines of business through

•	increasing customer satisfaction and reducing customer concentration,

•	maximizing growth opportunities for all lines of business in targeted areas, geographies and industries,

•	deploying our scalable cloud-based technology and process innovations,

•

expanding the breadth and range of our scalable technology and services capabilities and expertise, including in particular, technology enabled services such as Global Marketing Operations, Business Process Crowdsourcing and Lionbridge On-Demand solutions.

•

Utilizing our global operations, cloud-based technology platforms and tools, and infrastructure as a foundation for expanding our service offerings to new and existing customers, including those in the industrial, digital marketing and life sciences sectors.

•	Deploying corporate-wide internal technology improvements to streamline production and administrative processes and create efficiencies.

•	Building on our long-term relationships with global enterprises.

•

Focusing on improved profitability and stockholder value through technology deployment and business process innovations, including the use of cloud-based delivery and workforce solutions, the development of commercial offerings of Lionbridge’s proprietary language technologies and leveraging the use of language assets.

•

Adjusting the cost structure and operating model to focus more deeply on higher value service delivery, reductions in worldwide expense of operations, particularly in higher-cost jurisdictions, and simplification of organizational processes and business systems.

•	Identifying acquisition candidates that provide complementary service offerings, lower cost execution capabilities, customer relationships and operational leadership.

•	Investing in and improving the Company’s technology infrastructure and technology development.

•

Increasing customer satisfaction and value by continually improving the quality and value of services through technology advances, business process improvements and the development of efficient, cost-effective and high-quality outsourced service delivery models.

•

Continuing solid financial management, including effective cash management, management of the impact of fluctuation in foreign currency exchange rates and aggressive management of procurement costs, operational expenses and collections, and fixed expenses such as real estate.

•

Encourage each individual on the team to achieve specific corporate-wide, product line, operational or functional and individual goals, including goals related to revenue growth, margin enhancement, profitability, technological innovation, cost and expense reduction and continued achievement of EBITDA.

•	Reward Performance when defined corporate and individual objectives and stockholder value are achieved and correspondingly, provide lower compensation when performance is less successful.

•

Retain the executive management team during the execution of strategic initiatives, product development, service expansion and technological initiatives intended to create long-term and sustainable stockholder value.

•	Attract talent that will contribute to Lionbridge’s success.

The Committee does not assign fixed percentages to the objectives above, however it does weigh each objective in relation to the operations or function for which each NEO is responsible. The Committee has noted support of this program structure and design as evidenced by the strong endorsement from our stockholders in the “say on pay” advisory vote conducted at our Annual Meeting of Stockholders in May 2013.

PEER GROUP

In connection with its review of CEO compensation in mid-2010, the Committee’s independent compensation consultant, W.T. Haigh & Co, recommended a peer group of companies for consideration by the Committee. The Committee has utilized the peer group since 2010, subject to the addition in 2012 of companies involved in enterprise cloud-based community management solutions, to better reflect the Company’s growing range of service offerings. The Committee again reviewed this Peer Group for use in determining 2014 compensation and concluded that this Peer Group is appropriate to utilize for external compensation comparisons for both the CEO and the remaining NEOs as a group for 2014, with the deletion of one company (Insperity, Inc.) that no longer fit the criteria for inclusion. Criteria used to select these companies include industry comparability, geographical scope, revenue size and market capitalization, and product/service comparability.

Applying these criteria to the peer group for fiscal year 2014, the peer group includes:

ACI Worldwide, Inc.

Aspen Technologies, Inc.

Computer Task Group Inc.

Convergys Corporation.

Digital River Inc.

Global Payments, Inc.

Manhattan Associates Inc.

Mentor Graphics Corp.

Moduslink Global Solutions

Nuance Communications, Inc.

Progress Software Corp.

Sapient Corp.

Stream Global Services Inc.

Tibco Software Inc.

ELEMENTS OF LIONBRIDGE EXECUTIVE COMPENSATION PROGRAMS IN 2013

In addition to establishing a competitive base salary for executives, the Nominating and Compensation Committee uses a mix of short and long-term compensation vehicles to meet the Company’s compensation objectives.

Base Salary. Base salaries for Lionbridge’s NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation for the industry and the geography. Base salaries are reviewed annually, generally in the first quarter of each year, although they are not necessarily adjusted annually. In February 2013, the base salary of the CEO was increased by $60,000 (approximately 9%) to more closely align his base salary to that of other CEOs in the Peer Group and to better meet the Committee’s objective of providing a competitive base salary, as well as support the retention objectives of the Company’s compensation programs. The base salaries of each of the other NEOs were modestly increased by between 3-5% to ensure a competitive base salary relative to similar positions in Peer Group Companies and for retention purposes.

Annual Cash-based Incentive Compensation—MIP. Short-term performance-based incentive compensation was provided through the annual MIP. The MIP provides each NEO with the potential to earn a cash incentive upon attainment of performance metrics related to revenue and profitability, as well as personal objectives. In 2013, a fourth component of MIP, the “Product Line Performance Metric” or “PLPM” was added for NEOs responsible for a particular product line to provide a performance target associated with the achievement of metrics related to the product line or function managed by the particular NEO. The Committee added the PLPM to provide an additional targeted incentive for each designated NEO to execute the Company’s long-term strategy to develop and grow new product lines while maintaining the Company’s traditional GLT product line.

MIP. Under the annual MIP Cash Incentive Plan, each NEO is eligible to receive a cash award (“Target Incentive Compensation”) based upon a pre-determined percent of base salary upon achievement by Lionbridge of identified corporate-wide objectives relating to:

•	Profitability

•	Revenue

•	Attainment of objectives specifically related to the operations or function for which the NEO is responsible (“Personal Objectives”)

•

Attainment of performance metrics related to the product line or function for which the NEO is responsible (“Product Line Performance Metrics” or “PLPM”). The PLPM component was applicable to our CSO, the Senior Vice President of GLT and the Senior Vice President of Marketing in 2013.

No payout under the Profitability component of annual MIP is made unless Profitability is at least 70% of the agreed upon Target and no payout under the Revenue component of annual MIP is made unless Revenue is at least 85% of the agreed upon Target (the “Minimum Thresholds”). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity is increased proportionately up to a maximum of 125% of such individual’s target bonus. If actual results show that the Target for any of the components is not achieved, but is above the applicable Minimum Threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary, with Mr. Cowan’s target bonus opportunity set at 120% of his base salary and all other NEOs’ target bonus opportunities set at 60% of their respective base salaries. Target incentive compensation levels were reviewed by the Committee in 2013 and existing levels were maintained for all Executive Officers, including the NEOs. Target Incentive Compensation is designed to reward achievement of performance objectives and provide a tangible incentive towards such achievement.

The pre-established Revenue and Profitability targets and the threshold achievement for payment of such targets for the 2013 MIP were as follows:

•

Revenue Target: $500 Million. The threshold for payment of this component was achievement of at least 85% of the Revenue Target, or $425 Million. In 2013, 91% of the Revenue Target was attained, resulting in funding at 91%.

•

Profitability Target: $39 Million, based on the Company’s earnings before interest, taxes depreciation, amortization, restructuring costs, stock based compensation charges and other one-time events. The threshold for payment of this component was achievement of at least 70% of the Profitability Target, or $27.3 Million. In 2013, 90% of the Profitability Target was attained, resulting in funding at 90%.

2013 MIP Performance Targets of Revenue, Profitability, PLPM Personal Objectives.

The 2013 MIP was based on achievement of pre-established Profitability, Revenue, Personal Objective and PLPM targets. NEOs are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2013 base salary, upon achievement of revenue, profitability, Personal Objectives and for certain NEOs, PLPM. The Personal Objectives established for 2013 again reflect the Committee’s philosophy of setting high expectations of performance in order to accelerate the Company’s strategic transformation.

The MIP Targets for each of the 2013 NEOs were as follows:

Mr. Cowan, the Chief Executive Officer, and Mr. Muir, the Chief Financial Officer, were each eligible to receive a cash bonus upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (1/3);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (1/3); and

•	Achievement of identified personal objectives (1/3)

Mr. Broekmate, who served as Senior Vice President, GLT for a majority of 2013, was eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (30%);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (30%);

•	Achievement of identified personal objectives related to the GLT product line and corporate-wide as described below (20%); and

•	Achievement of PLPM related to revenue growth in the GLT product line from designated customers (20%).

Mr. Osofsky, who served as Senior Vice President, Marketing was eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (30%)

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (30%);

•	Achievement of identified personal objectives related to the overall Corporate marketing function and operations (20%); and

•	Achievement of PLPM related to revenue and profitability from Global Marketing Operations (20%).

Ms. Shannon, a Senior Vice President and Chief Sales Officer, was eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (50%);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (20%);

•	Achievement of identified personal objectives related to the overall Corporate sales function and operations; (10%) and

•	Achievement of PLPM related to revenue growth in the GLT product line (20%).

Personal Objectives for NEOs: The defined Personal Objectives for each Executive Officer in 2013 were as follows:

•

Mr. Cowan, Chief Executive Officer: Implementation of organizational design changes to align with strategic direction and market opportunities; overall responsibility for achievement of internal revenue and profitability targets; acceleration of deployment of commercial technology and enterprise crowdsourcing offerings and cross product line opportunities; and execution of the Company’s long-term strategies to improve shareholder value.

•

Mr. Broekmate, Senior Vice President, GLT: Continued evaluation and improvement of organizational structure and delivery platforms within product lines to maximize operational efficiencies and innovation; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; development and assessment of complementary strategic offerings; accelerated use and adoption of new platforms and technology and achievement of internal product line revenue and profitability targets; revenue achievement of assigned global accounts across all product lines.

•

Mr. Muir, Chief Financial Officer: Implementation of new financial systems, processes and structures to align with strategic and business priorities and enhance operational efficiencies; provide support to all areas of the business using historical financial data and analytics from market data; and rationalization of real estate portfolio and all other capital leases.

•

Ms. Shannon, Senior Vice President and Chief Sales Officer: Achievement of revenue growth, particularly in certain identified markets, industries, geographies and offerings new customer acquisition; recruitment and retention of sales resources with skills, experience and talent aligned with the Corporation’s strategic and business priorities; enhanced sales training and sales metrics; development, enhancement and execution of cross-product line sales strategies; and design and management of an efficient and effective sales incentive compensation program.

•

Mr. Osofsky, Senior Vice President, Marketing: Development and deployment of all marketing support functions for all product lines and development of new product offering strategies that contribute to the Corporation’s profitability and revenue objectives; revenue and customer acceptance of global web operations and global marketing operations solutions; development and deployment of internal marketing operations to support the sales organizations of each product line and vertical and contribute to the Corporation’s overall profitability and revenue objectives.

The Personal Objective component of annual MIP was established by the Committee for each NEO during the first quarter of 2013. In doing so, the Committee established personal objectives for each NEO, considering the overall objectives of the Company’s compensation programs as described above under “Objectives of Lionbridge Compensation Programs in 2013” and by identifying specific factors related to the operational unit or functional areas for which each such NEO is responsible. The Committee establishes goals that are aggressive and require substantial effort and focus for attainment to ensure steady progress toward the achievement of the Company’s long-term strategic goals and transformation.

Determination of Achievement of Revenue and Profitability Components under the 2013 MIP. Shortly after the end of 2013, the Nominating and Compensation Committee determined that the Minimum Thresholds related to funding both the Revenue and the Profitability components of the 2013 MIP were achieved. The Committee determined that the Company had attained 91% of the Revenue Component, which resulted in a funding level of

91%, and 90% of the Profitability Component which resulted in a funding level of 90%. Accordingly, each Executive Officer participating in the 2013 MIP received amounts related to achievement of component of the annual MIP related to Revenue reflecting the Revenue Target multiplied by 91%, and the Profitability Target multiplied by 90%.

Determination of Achievement of Personal Objectives and PLPM under the 2013 MIP.

When the Committee determines whether the Revenue and Profitability Targets have been met, it assesses the extent to which each NEO has achieved the previously established Personal Objective and if applicable, PLPM components. The Committee bases its determination on quantitative and qualitative factors, as some metrics are based on financial or other quantitative performance, while others are based on qualitative assessments of performance by the Committee and the Chief Executive Officer. As noted above, the Committee has established very high expectations for attainment of Personal Objectives and does not expect that every objective will be fully met each year. Rather, the Committee assesses progress toward the long-term strategic goals. Accordingly, less than full attainment of the Personal Objective component merely indicates that not all of the Personal Objectives were fully met, although many may have been met in whole or in part.

The Committee determined that each NEO attained a significant portion of his or her Personal Objectives. In particular, the Committee noted the leadership of the CEO in responding to a slower than expected start to 2013 with strong and decisive actions, resulting in a strong recovery in the second half of 2013 and significant revenue, profitability and strategic growth in 2013. For those NEOs with PLPM, the Committee noted the exceptional performance by each of Messrs. Broekmate and Osofsky in exceeding the metrics applicable to the businesses they lead; and significant attainment by Ms. Shannon in reaching a majority of the PLPM applicable to her role as Chief Sales Officer.

Attainment by NEOs of Personal Objective and PLPM, when applicable, was determined as follows:

NEO	Key Personal Objective Achievements	Payment as a Percent of Personal Objective Target for MIP	Key PLPM Achievements	Payment as a Percent of PLPM Target
Rory Cowan, CEO	• Identified and attracted new senior leadership • Accelerated growth of cloud-enabled technologies and offerings • Maintained strong revenue and profitability growth • Led the execution of the Corporation’s long-term strategy	100%	N/A	N/A

Henri Broekmate, Senior Vice President, GLT	• Successful and effective implementation of cost and operational efficiency actions • Expansion of service offerings sold to key strategic accounts • Revenue growth by key strategic customers	80%	Attained 127% of revenue goal for key strategic customers	125%

NEO	Key Personal Objective Achievements	Payment as a Percent of Personal Objective Target for MIP	Key PLPM Achievements	Payment as a Percent of PLPM Target

Don Muir, CFO	• Implementation of more efficient financial management systems, procedures and software • Manage foreign currency, cash management and investing activities • Secure a new and expanded line of credit	80%	N/A

Marc Osofsky, Senior Vice President, Marketing	• Develop and deploy go-to-market strategies for all product lines • Develop the On-Demand platform • Develop and refine the global digital marketing operations and go-to-market strategy	80%	Attained 111% of revenue goal for global digital marketing operations delivered from the key GMO delivery site	125%

Paula Shannon, Senior Vice President and Chief Sales Officer	• Develop and deploy systems to enhance sales operations, management and analytics • Align salesforce with evolving service offerings, including new verticals, technology enabled offerings and global digital marketing.	70%	Attained 96.6% of revenue goal for customer revenue generated by the GLT salesforce	86%

Based on 2013 performance, each NEO received between 77% and 99% of his or her Target potential award under the MIP, as follows:

Executive Officer	Target Annual MIP Award	Percentage Earned	Amount Awarded under the Plan
Rory Cowan, CEO	$864,000	94%	$809,199
Donald Muir, CFO	$216,000	87%	$187,901
Henri Broekmate, SVP of GLT	$189,000	99%	$176,507
Paula Shannon, SVP and CSO	$186,000	88%	$163,122
Marc Osofsky, SVP Marketing	$174,000	95%	$165,822

Long-term Equity-based Incentive and Retention Compensation. The Committee uses equity awards as its primary long-term compensation vehicle. In 2013, the Committee continued its practice of awarding NEOs and other key employees equity consisting of stock options and restricted stock or restricted stock units, with vesting generally occurring over four years. Lionbridge’s equity plans, which have been approved by the Company’s stockholders, require that stock options be granted at an exercise price of at least fair market value on the date of grant.

Annual equity awards are typically made by the Committee during the first quarter of each year. In January 2013, the Committee granted each NEO shares of restricted stock and stock options, each of which vest over a four-year period. In addition, consistent with its objective of increasing the amount of long-term performance based compensation, the Committee granted each NEO an LTIP—shares of restricted stock with restrictions that lapse upon achievement of specified revenue and profitability targets within two years from the date of grant. The Committee authorized these grants with the expectation that future payouts with respect to these awards will reward the contributions made by the executives during 2013 and the years to come to strengthen the Company and its future stock price performance, consistent with stockholder gains.

The Committee believes that equity incentives, in the form of restricted stock awards and stock options with vesting over time and others upon achievement of performance objectives, are an effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. The Committee generally provides a mix of restricted stock grants and stock option awards. These two equity vehicles reward stockholder value creation in slightly different ways. Stock options, which have exercise prices of at least fair market value of the Company’s stock on the date of grant, reward NEOs only if the stock price increases from the date of grant. Restricted Stock awards are impacted by all stock price changes, so the value to the NEOs is affected by both increases and decreases in stock price from the market price at the date of grant.

During 2013, approximately 80% of the total value of long-term equity compensation awards granted to NEOs in 2013 was in the form of restricted stock, with stock options representing the remaining value. The Committee established this allocation in order to weight equity incentives more towards the type of award that reflects both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in stockholder value at all levels. Approximately 38% of 2013 restricted stock grants were in the form of an LTIP, which vests only upon achievement of performance metrics related to long-term revenue and profitability growth. The Committee has continued to increase the portion of performance based equity awards relative to time-based equity awards. A greater portion of all equity stock grants made by the Committee in 2013 was in the form of performance awards, through the LTIP, compared to grants in 2012. When making equity grant decisions, the Committee also considers the potential dilutive effect of awards and does not make awards based on delivering any pre-determined value from year to year. The weighting toward restricted stock allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, as part of the overall incentive award.

The term of stock options granted under the Company’s equity plans is generally 7 to 10 years. The Committee reviews the term of stock options from time to time prior to grant.

2014 COMPENSATION OBJECTIVES

In January 2014, the Committee reviewed its compensation objectives and concluded that it would continue to base Executive Compensation on the four elements utilized in 2013—Base Salary, Annual Cash-based Incentive Compensation (MIP Annual Cash Incentive Plan), Annual Equity-based Incentive and Retention Compensation and Long-Term Performance-based Compensation. This decision was based in recognition of the strong support our stockholders gave our executive compensation programs in the “say on pay” advisory vote conducted at our 2013 Annual Meeting of Stockholders.

2014 MIP. In January 2014, the Committee established performance thresholds for the MIP Annual Cash Incentive Plan in 2014, which are substantially similar in focus and structure to those established in 2013, including the use of a Product Line Performance Metric (“PLPM”) for NEOs who have key product line responsibilities, in order to tie a greater portion of such officers’ variable compensation to performance metrics associated with the product line under their management.

The 2014 MIP is based on achievement of pre-established Profitability, Revenue, Personal Objective and PLPM targets. NEOs are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2014 base salary, upon achievement of revenue, profitability, personal and for certain NEOs, product line performance targets. The Personal Objectives established for 2014 again reflect the Committee’s philosophy of setting high expectations of performance in order to accelerate the Company’s strategic transformation.

Mr. Cowan, the Chief Executive Officer, and Mr. Muir, the Chief Financial Officer are eligible to receive a cash bonus upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2014 (1/3);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2014; (1/3); and

•	Achievement of identified personal objectives (1/3)

The following NEOs, each of whom has responsibility for particular product lines or functions, are eligible to receive a cash bonus upon achievement of the four performance metrics as follows:

Mr. Broekmate, who served as Senior Vice President, GLT for a majority of 2013, and currently serves as Senior Vice President, Global Client Services, is eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2014 (30%)

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2014; (30%);

•	Achievement of identified personal objectives related to Global Strategic Accounts and corporate-wide as described below (10%); and

•	Achievement of identified performance objectives related to revenue growth in the Global Strategic Accounts for the year ending December 31, 2014 (30%).

Mr. Osofsky, Senior Vice President, Marketing, is eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2014 (30%)

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2014; (30%);

•	Achievement of identified personal objectives related to the overall Corporate marketing function and operations (10%); and

•	Achievement of identified performance objectives related to revenue from On Demand service offerings for the year ending December 31, 2014 (30%).

Ms. Shannon, Senior Vice President and Chief Sales Officer, is eligible to receive a cash bonus upon achievement of each of the following performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2014 (40%);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2014; (20%);

•	Achievement of identified personal objectives related to the overall Corporate sales function and operations; (10%) and

•	Achievement of identified performance objectives related to revenue growth in the GLT product line for the year ending December 31, 2014 (30%).

Under the terms of the 2014 MIP, a participating NEO will receive his or her target bonus based on achievement of each performance metric target. If actual results show that the Target for any of the components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 100% (125% in the case of PLPM, corporate revenue or profitability achievement) of such individual’s target bonus. If actual results show that the Target for any of the components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

The Committee believes that the thresholds are attainable but will require focused execution by the executive team and the Company of its strategic goals and objectives.

Equity-based Incentive and Retention Compensation. In January 2014, the Committee granted restricted stock and stock options to the Executive Officers, including the NEOs. These equity grants vest over four years and the stock options have a term of 10 years. All stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Committee continues to believe that equity grants that vest over time are an effective incentive and retention vehicle for its Executive Officers.

Long-term Performance-based Compensation. As discussed above, in 2014, the Committee granted LTIP Awards in addition to the traditional stock and option awards. The LTIP Award is designed to provide an incentive for the achievement of specific, identified long-term objectives related to revenue and profitability growth during the two year period following grant. If these objectives are not attained, the Executive Officer’s shares will be forfeited to the Company.

EQUITY GRANT PRACTICES

The Nominating and Compensation Committee is required to approve all equity grants, including those to the NEOs and other key employees of the Company. Generally, equity awards are made on an annual basis to NEOs and key employees during the first quarter of each year, at either a special meeting or a regular quarterly meeting. Grants to newly hired employees are either made on the date the employee commences employment or at the next regularly scheduled Committee meeting. All awards are approved by the Committee and grants are made with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Grant guidelines have been established by the Company for various tiers or categories of employees and have been reviewed and approved by the Committee with respect to guidelines applicable to NEOs. The Committee annually examines both the size of proposed grants to key employees generally and to the executive management team in particular, and the applicable vesting schedule for such grants. Recommendations for equity grants to

NEOs and key employees are presented to the Committee by the Chief Executive Officer and the Senior Vice President of Human Resources in accordance with the grant guidelines, and as appropriate, in consultation with the individuals’ managers. Grants to any particular individual, including any Executive Officer, are made following review of the individual’s existing overall cash and equity compensation, including an assessment of the retention and incentive value of existing equity awards, and an assessment of the retention and incentive objectives of the Company. As part of this evaluation, the Committee reviews tally sheets which show the executive’s compensation, including the value of equity and cash incentive compensation. In addition, the Committee also considers the amount of equity overhang, dilution, accounting treatment under FASB ASC Topic 718 and other financial accounting standards and regulations, and tax implications, particularly with respect to Section 162(m) of the Internal Revenue Code, although the Committee reserves the right to make grants or awards not otherwise deductible under Section 162(m) in appropriate circumstances. The Committee may delegate to the Chief Executive Officer authority to make or allocate equity awards to employees who are not NEOs. The Committee endeavors to maintain a “burn-rate” with respect to annual equity grants at 3.5%.

The Company has never granted options at a price other than the fair market value of Lionbridge Common Stock on the date of grant. The Company has conducted an examination of books and records of the Company and no evidence of option backdating was found to exist. The Company’s independent auditors reviewed this examination and concurred with these conclusions.

CEO COMPENSATION

The Committee annually reviews the overall compensation package provided to Mr. Cowan, the Chief Executive Officer, including a review of the key compensation elements of base salary, short- and long-term incentive compensation, annual equity-based incentive and retention compensation and long-term performance-based equity, to ensure that it is competitive, provides an appropriate incentive for performance achievement consistent with Company goals, objectives and strategies, and maintains its retention value over time.

In January 2013, the Committee took action to increase Mr. Cowan’s base compensation by 9%, from $660,000 to $720,000. In making this adjustment to Mr. Cowan’s compensation, the Committee reviewed the components of Mr. Cowan’s compensation against those of CEOs in the Peer Group. Through this analysis, the Committee determined that Mr. Cowan’s total direct compensation (comprised of base salary, cash incentive compensation and equity) was in the lower half of the total direct compensation of CEOs in the Peer Group. In examining the components of Mr. Cowan’s compensation, the Committee noted that Mr. Cowan’s base salary was at the median and below the mean for the Peer Group and sought to bring the base salary component closer to the mean. Accordingly, the Committee determined that a modest increase in base salary would provide a more effective, appropriate and competitive overall compensation package.

Mr. Cowan’s terms of employment are governed by an Employment Agreement entered into in September 2006. The Employment Agreement provides Mr. Cowan with certain levels of salary and benefit continuation following termination of employment for specified reasons, including upon a change of control. If Mr. Cowan’s employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason (including, for example, not holding the position of Chief Executive Officer of the acquiring corporation) in either case, within six months prior to or two years following a change of control of Lionbridge (a “double trigger”), then Mr. Cowan is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 200% of the sum of (i) his then current base salary, plus (ii) the amount of bonus payable to him with respect to the fiscal year immediately preceding the year in which the termination occurred; (b) payment of a pro rata portion of his Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 24 months following termination. In addition, upon a change of control, unvested stock options and restricted stock awards will become fully vested. The Committee determined that the terms of the Employment Agreement reflected an appropriate level of compensation for a chief executive officer leading a company of Lionbridge’s current size and complexity.

POST-TERMINATION AND CHANGE OF CONTROL

In addition to Mr. Cowan’s Employment Agreement described above which addresses CEO compensation upon termination of employment or change of control, the Committee has adopted the following additional policies and plans relating to compensation to the remaining NEOs upon termination of employment or change of control. The Company does not provide retirement benefits or a retirement plan.

Severance Benefits. In 2008, the Committee revised the Lionbridge Severance Policy for NEOs to increase the benefits payable upon a termination other than for cause from three months to six months of base salary continuation, plus continuation of health and welfare benefits for that six-month period. Messrs. Broekmate and Osofsky and Ms. Shannon, under the Lionbridge Severance Policy for NEOs, would receive six monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause, and health benefit continuation for such period. Under the terms of his offer letter, Mr. Muir is entitled to receive base salary continuation payments for a period of twelve months if he is terminated without cause.

Non-Competition Agreements. Each NEO has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Change of Control Plan. The Company’s Change of Control Plan is designed to protect executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against loss of the anticipated benefits of their long-term incentive compensation arrangements. The goal of the Change of Control Plan and the related arrangements is to allow the NEOs to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. The Change of Control Plan was amended and restated in 2008 to incorporate technical modifications related to compliance with Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Plan, if the employment of any NEO, other than the CEO, is terminated without cause or for good reason within 18 months following a change of control of Lionbridge (a “double trigger”), then the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of the executive’s Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an Executive Officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Each NEO, except for Mr. Cowan, whose employment arrangements are covered in the Employment Agreement described above, has entered into a Change of Control Agreement with the Company with respect to such officer’s rights and obligations under the Change of Control Plan. Mr. Cowan is not a participant under the Change of Control Plan as his benefits upon a change of control of the Company are determined by his Employment Agreement.

Executive Compensation Recovery Policy. In 2010, the Committee adopted an Executive Compensation Recovery Policy with respect to all performance-based awards, including annual MIP awards, made to NEOs and other designated executives, relating to recoupment or forfeiture in the event the Company’s financial results are subject of a restatement (other than a restatement for a change in accounting policies) where the restatement results in a material impact on the financial statements; or in the event of fraud or misconduct that results in inflated performance based incentive compensation. This Policy would apply, at the Board’s discretion, to the individuals responsible for the misconduct and, in the case of a restatement of financial statements, to all executives whose incentive compensation was affected by the restatement.

Insider Trading Policy and Prohibition on Hedging and Pledging. Lionbridge prohibits directors, senior executives and employees from engaging in short-term or speculative transactions involving the Company’s securities, such as short sales, buying or selling puts or calls and hedging transactions. Lionbridge also prohibits directors and NEOs from placing the Company’s securities in margin accounts or otherwise pledging shares of the Company’s common stock.

Perquisites and Other Benefits. During 2013, Lionbridge did not provide any additional perquisites or benefits to its executives that it did not otherwise provide to its employees generally, other than as described below. Ms. Shannon, a resident of Canada, is not eligible to participate in the Lionbridge 401(k) Plan or certain other benefits available to U.S. employees generally. In lieu thereof, Lionbridge provides Ms. Shannon with life, accidental death and disability insurance, long-term disability insurance and makes an annual contribution to her pension. In addition, she receives reimbursement from Lionbridge for tax preparation services. NEOs receive an executive medical benefit consisting of a physical examination at a leading medical facility. Lionbridge provides to the NEOs and approximately 20 additional key employees a long-term care plan, enhanced long-term disability coverage and an enhanced life insurance plan. The long-term care plan is an optional benefit to all other employees at their cost. In addition, long term disability coverage for the NEOs and the designated key employees has been enhanced to provide for a benefit of up to 70% of the participant’s base salary. The enhanced life insurance plan provides the NEOs with a life insurance benefit of three times annual base salary, up to a maximum $1.2 million per individual.

ACCOUNTING AND TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and the four other most highly compensated NEOs. Certain performance-based compensation approved by the Company’s stockholders, including option grants under the Company’s stock incentive plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its Executive Officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating NEOs in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible. In addition, the Company has significant net operating loss carryforwards which may be utilized if and when it awards any compensation in excess of the Section 162(m) thresholds.

Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Nominating and Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Claude Sheer (Chairperson)

Guy L. de Chazal

Paul Kavanagh

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains certain information about the compensation that our Executive Officers earned in fiscal years 2013, 2012 and 2011.

Summary Compensation Table for Fiscal Years 2013, 2012 and 2011

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Non-Equity[3] Incentive Plan Compensation ($)	All Other Compensation[4] ($)	Total ($)
Rory J. Cowan,	2013	$713,076	$0	$1,240,000	$240,000	$809,199	$23,090	$3,025,365
Chairman, Chief	2012	$653,769	$0	$955,500	$127,643	$588,001	$22,254	$2,347,167
Executive Officer and	2011	$600,000	$0	$1,221,484	$184,656	$427,680	$20,542	$2,454,362
President (Principal Executive Officer)
Donald M. Muir,	2013	$360,000	$0	$480,000	$80,000	$187,901	$17,896	$1,125,797
Chief Financial Officer and	2012	$360,000	$0	$464,100	$63,821	$157,664	$19,193	$1,064,779
Senior Vice President	2011	$354,000	$0	$698,717	$109,640	$129,587	$15,306	$1,307,250
(Principal Financial Officer)
Henri Broekmate,	2013	$313,269	$0	$480,000	$80,000	$176,507	$21,042	$1,070,818
Senior Vice President,	2012	$300,000	$0	$423,150	$55,844	$133,637	$19,156	$931,787
Global Client Services	2011	$300,000	$32,396	$649,842	$92,328	$107,989	$17,913	$1,200,468
Marc Osofsky,	2013	$288,269	$0	$460,000	$80,000	$165,822	$20,474	$1,014,565
Senior Vice President,	2012	$275,000	$0	$283,920	$38,293	$118,376	$15,166	$730,755
Marketing[5]
Paula Shannon,	2013	$308,743	$0	$480,000	$80,000	$163,122	$13,087	$1,044,952
Chief Sales Officer and	2012	$300,000	$0	$423,150	$55,844	$129,137	$13,252	$921,383
Senior Vice President	2011	$300,000	$0	$610,742	$92,328	$107,989	$21,582	$1,132,641

FOOTNOTES

(1)	Effective February 1, 2013, Mr. Cowan’s base salary was increased from $660,000 to $720,000; Mr. Broekmate’s base salary was increased from $300,000 to $315,000; Mr. Osofsky’s base salary was increased from $275,000 to $290,000; and Ms. Shannon’s base salary was increased from $300,000 to $310,000.

(2)	The value of the awards has been computed in accordance with in FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 8 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2014. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards during fiscal years 2013, 2012, or 2011. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested. A portion of the amounts reported under the “Stock Awards” column represent Long-Term Incentive Performance Awards (LTIP Awards) that vest only if revenue and/or profitability targets are met in 2014 and 2015. The maximum fair value of the LTIP Awards granted in 2013 to each of Messrs. Broekmate and Muir, and Ms. Shannon, was $160,000; to Mr. Osofsky, $80,000; and to Mr. Cowan, $160,000.

(3)	Cash award earned for 2013 performance under the Lionbridge Management Incentive Plan.

(4)	Includes $2,250 for each of Messrs. Cowan, Muir, Broekmate and Osofsky as a Lionbridge match of 401(k) contributions, and for each executive other than Ms. Shannon, includes the value of employer-provided health and welfare benefits. Ms. Shannon, a resident of Canada, is not eligible to participate in the 401(k) program and does not receive health or welfare benefits from Lionbridge. In lieu thereof, she receives life insurance, accidental death and disability insurance, long-term disability insurance and an annual pension contribution in the aggregate amount reported as “All Other Compensation.”

(5)	Mr. Osofsky became an Executive Officer in 2012.

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2013

The following table shows all awards granted to each of our Executive Officers during the fiscal year ended December 31, 2013.

Grants of Plan-Based Awards in Fiscal Year Ending December 31, 2013

Name	Grant Date and Date of Corporate Action	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rory J. Cowan	01/04/2013								60,000	$4.00	$240,000
Rory J. Cowan	01/04/2013							250,000			$1,000,000
Rory J. Cowan	01/04/2013				30,000	60,000	60,000				$240,000
Rory J. Cowan		$432,000	$864,000	$1,080,000
Donald M. Muir	01/04/2013								20,000	$4.00	$80,000
Donald M. Muir	01/04/2013							80,000			$320,000
Donald M. Muir	01/04/2013				20,000	40,000	40,000				$160,000
Donald M. Muir		$108,000	$216,000	$270,000
Henri Broekmate	01/04/2013								20,000	$4.00	$80,000
Henri Broekmate	01/04/2013							80,000			$320,000
Henri Broekmate	01/04/2013				20,000	40,000	40,000				$160,000
Henri Broekmate		$94,500	$189,000	$236,250
Marc Osofsky	01/04/2013								20,000	$4.00	$80,000
Marc Osofsky	01/04/2013							80,000			$320,000
Marc Osofsky	01/04/2013				17,500	35,000	35,000				$140,000
Marc Osofsky		$87,000	$174,000	$217,500
Paula Shannon	01/04/2013								20,000	$4.00	$80,000
Paula Shannon	01/04/2013							80,000			$320,000
Paula Shannon	01/04/2013				20,000	40,000	40,000				$160,000
Paula Shannon		$93,000	$186,000	$232,500

FOOTNOTES:

(1)	The amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column, subcolumn “Threshold,” reflect the minimum payout level (50%) under the Lionbridge Management Incentive Plan for 2013. The amounts shown in the subcolumn of “Target” reflect 100% of such Executive’s target bonus opportunity, and the amounts shown in the subcolumn of “Maximum” reflect 125% of such Executive’s target bonus opportunity, an amount that would have been payable had the Company exceeded the Targets by 125% or more. These amounts are based on the Executive Officer’s base salary and target bonus opportunity for 2013, as further described in the section titled “Annual Cash-based Incentive Compensation-Management Incentive Plan” in the Compensation Discussion and Analysis. Actual payouts made to Executive Officers for 2013 performance under the Lionbridge Management Incentive Plan are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The exercise price of all stock options granted under any Lionbridge equity plan is equal to the closing price of the Common Stock on the date of grant.

(3)	Without taking into account the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock, restricted stock unit and option awards granted in 2013, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards in 2013. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested.

(4)	Equity awards reflected in these columns will not vest unless or until revenue and/or profitability targets are met in 2015. The number of shares reported in the “Target” and “Maximum” columns reflect the maximum number of shares that would vest if the applicable performance targets are met. If the applicable minimum threshold is attained, 50% of the shares granted would vest and the actual number of shares that would vest increases proportionately up to 100% based on actual percentage attained above the minimum threshold.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information with respect to outstanding stock options and stock awards held by our Executive Officers as of December 31, 2013.

Outstanding Equity Awards At December 31, 2013

	Option Awards[1]					Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Rory J. Cowan (total)							617.500	$3,680,300	396,400		$2,362,544
Rory J. Cowan	0	0	0		$0.00	01/30/2014	60,000		0
Rory J. Cowan	0	0	0		$0.00	01/31/2015	120,000		0
Rory J. Cowan	125,000	0	0		$5.79	02/16/2015	0		0
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2015	0		0
Rory J. Cowan	29,250	0	0		$1.68	01/05/2016	0		0
Rory J. Cowan	35,750	0	0		$1.70	05/14/2016	0		0
Rory J. Cowan	0	0	0		$0.00	09/19/2016	0		200,000	[3]
Rory J. Cowan	70,000	10,000	0		$2.32	01/28/2017	0		0
Rory J. Cowan	30,000	50,000	0		$2.73	02/02/2017	0		0
Rory J. Cowan	50,000	30,000	0		$3.91	01/28/2018	0		0
Rory J. Cowan	0	0	0		$0.00	01/28/2021	0		36,400	[4]
Rory J. Cowan	0	0	0		$0.00	02/02/2022	187,500		0
Rory J. Cowan	0	0	0		$0.00	02/02/2022	0		100,000	[4]
Rory J. Cowan	0	60,000	0		$4.00	01/04/2023	0		0
Rory J. Cowan	0	0	0		$0.00	01/04/2023	250,000		0
Rory J. Cowan	0	0	0		$0.00	01/04/2023	0		60,000	[4]
Donald M. Muir (total)							271,250	$1,616,650	108,200		$644,872
Donald M. Muir	0	0	0		$0.00	01/30/2014	30,000		0
Donald M. Muir	0	0	0		$0.00	01/31/2015	71,250		0
Donald M. Muir	12,375	0	0		$1.68	01/01/2016	0		0
Donald M. Muir	15,125	0	0		$1.70	05/14/2016	0		0
Donald M. Muir	35,000	5,000	0		$2.32	01/28/2017	0		0
Donald M. Muir	15,000	25,000	0		$2.73	02/02/2017	0		0
Donald M. Muir	29,688	17,812	0		$3.91	01/28/2018	0		0
Donald M. Muir	0	0	0		$0.00	01/28/2021	0		18,200	[4]
Donald M. Muir	0	0	0		$0.00	02/02/2022	90,000		0
Donald M. Muir	0	0	0		$0.00	02/02/2022	0		50,000	[4]
Donald M. Muir	0	20,000	0		$4.00	01/04/2023	0		0
Donald M. Muir	0	0	0		$0.00	01/04/2023	80,000		0
Donald M. Muir	0	0	0		$0.00	01/04/2023	0		40,000	[4]

	Option Awards[1]				Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Henri Broekmate (total)						261,250	$1,557,050	98,200		$585,272
Henri Broekmate	0	0	0	$0.00	01/30/2014	30,000		0
Henri Broekmate	0	0	0	$0.00	01/31/2015	65,000		0
Henri Broekmate	35,000	0	0	$5.79	02/16/2015	0		0
Henri Broekmate	6,750	0	0	$1.68	01/05/2016	0		0
Henri Broekmate	9,282	0	0	$1.70	05/14/2016	0		0
Henri Broekmate	35,000	5,000	0	$2.32	01/28/2017	0		0
Henri Broekmate	13,125	21,875	0	$2.73	02/02/2017	0		0
Henri Broekmate	25,000	15,000	0	$3.91	01/28/2018	0		0
Henri Broekmate	0	0	0	$0.00	01/28/2021	0		18,200	[4]
Henri Broekmate	0	0	0	$0.00	02/02/2022	86,250		0
Henri Broekmate	0	0	0	$0.00	02/02/2022	0		40,000	[4]
Henri Broekmate	0	20,000	0	$4.00	01/04/2023	0		0
Henri Broekmate	0	0	0	$0.00	01/04/2023	80,000		0
Henri Broekmate	0	0	0	$0.00	01/04/2023	0		40,000	[4]
Marc Osofsky (total)						175,000	$1,043,000	63,095		$376,046
Marc Osofsky	0	0	0	$0.00	01/31/2015	35,000		0
Marc Osofsky	9,000	15,000	0	$2.73	02/02/2017	0		0
Marc Osofsky	12,500	7,500	0	$3.91	01/28/2018	0		0
Marc Osofsky	0	0	0	$0.00	01/28/2021	0		4,095	[4]
Marc Osofsky	0	0	0	$0.00	02/02/2022	60,000		0
Marc Osofsky	0	0	0	$0.00	02/02/2022	0		24,000	[4]
Marc Osofsky	0	20,000	0	$4.00	01/04/2023	0		0
Marc Osofsky	0	0	0	$0.00	01/04/2023	80,000		0
Marc Osofsky	0	0	0	$0.00	01/04/2023	0		35,000	[4]
Paula Shannon (total)						256,250	$1,527,250	98,200		$585,272
Paula Shannon	0	0	0	$0.00	01/30/2014	30,000		0
Paula Shannon	0	0	0	$0.00	01/31/2015	60,000		0
Paula Shannon	50,000	0	0	$5.79	02/16/2015	0		0
Paula Shannon	9,000	0	0	$1.68	01/05/2016	0		0
Paula Shannon	12,375	0	0	$1.70	05/14/2016	0		0
Paula Shannon	35,000	5,000	0	$2.32	01/28/2017	0		0
Paula Shannon	13,125	21,875	0	$2.73	02/02/2017	0		0
Paula Shannon	25,000	15,000	0	$3.91	01/28/2018	0		0
Paula Shannon	0	0	0	$0.00	01/28/2021	0		18,200	[4]
Paula Shannon	0	0	0	$0.00	02/02/2022	86,250		0
Paula Shannon	0	0	0	$0.00	02/02/2022	0		40,000	[4]
Paula Shannon	0	20,000	0	$4.00	01/04/2023	0		0
Paula Shannon	0	0	0	$0.00	01/04/2023	80,000		0
Paula Shannon	0	0	0	$0.00	01/04/2023	0		40,000	[4]

FOOTNOTES:

(1)	Options (other than the 2006 Market-based Awards described in footnote 3 below) become exercisable over four years from date of grant, at the rate of 25% on the first anniversary and 12.5% on each six month anniversary thereafter.

(2)	Restricted Stock Awards are subject to restrictions on disposition that lapse over four years from date of grant.

(3)	2006 Market-based Awards granted to Mr. Cowan in 2006 that vest upon attainment of market-based performance conditions, none of which were attained in 2013.

(4)	LTIP Awards and special one-time Retention Grant granted to each Executive Officer that vest upon attainment of revenue and/or profitability targets over a two year or three year period from date of grant.

(5)	Determined based on the Company’s closing stock price of $5.96 on December 31, 2013.

Option Exercises and Stock Vested in Fiscal 2013

The following table contains information about the exercise of stock options by, and stock awards that vested for, each of our Executive Officers during our fiscal year ended December 31, 2013, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of stock awards and the value realized, before payment of any applicable withholding taxes.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rory J. Cowan	0	$0	424,351	$1,602,348
Donald M. Muir	0	$0	198,701	$753,359
Henri Broekmate	10,000	$9,300	189,732	$720,522
Marc Osofsky	0	$0	41,955	$167,,240
Paula Shannon	0	$0	187,232	$710,522

Potential Benefits Upon Termination or Change of Control

Potential Benefits upon Termination of Employment. Mr. Cowan, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement with Lionbridge on September 19, 2006, which sets out our severance obligations to him if his employment was to be terminated other than for cause. If Mr. Cowan’s employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason, he is entitled to receive a severance payment equal to the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for one year. In addition, any unvested outstanding equity held by Mr. Cowan would be accelerated in full except for the 2006 Market-Based Awards. Assuming Mr. Cowan’s employment was terminated other than for cause on December 31, 2013 and assuming receipt of his MIP (bonus) for 2013 performance as of that date in accordance with the terms of the MIP, Mr. Cowan would have been entitled to a cash payment in the amount of $1,529,199 and continuation of health and related welfare benefits for one year with a value of $23,090. If such a termination were to have occurred prior to December 31, 2013, the date on which the 2013 MIP payment is determined, Mr. Cowan would have received a pro-rata portion of this payment, determined based on the 2012 MIP award. The value of Mr. Cowan’s equity awards that would be accelerated upon such a termination of employment would be $7,313,844 assuming a price per share of $5.96, representing the closing price of Lionbridge common stock on December 31, 2013. Thus, Mr. Cowan’s total compensation if his employment with the Company were to have terminated on December 31, 2013 would have been $8,216,133, based on cash severance, the value of benefit continuation and the value of the acceleration of equity awards.

In connection with the terms of their respective offer letters upon joining Lionbridge, Mr. Muir, our Chief Financial Officer, is entitled to receive base salary and health and welfare benefit continuation for a period of 12 months in the event of a termination of employment other than for cause. The Company’s Severance Policy for Executive Officers currently provides that each Executive Officer is entitled to receive cash payments equal to six months of base salary as of the date of termination without cause, and health and welfare benefit continuation for six months following date of termination without cause. Messrs. Broekmate and Osofsky and Ms. Shannon are covered by this Policy. Actual severance payable to Ms. Shannon, a resident of Canada, is also subject to the Quebec Labour Standards Act. Mr. Cowan’s severance benefits are governed by his Employment Agreement and Mr. Muir’s severance benefits are governed by his Offer Letter. Ms. Shannon does not receive medical benefits from the Company. We are not obligated to make any payment to these executives under the Severance Policy if their employment is terminated by us for cause or by the executive without good reason.

Assuming the employment of our NEOs other than Mr. Cowan were to be have been terminated without cause on December 31, 2013, those individuals would have been be entitled to payments in the amounts set forth opposite their name in the table below:

Name	Cash Severance on Termination Not for Cause(1)	Health and Related Welfare Benefits	Total
Donald M. Muir	$360,000	$17,896	$377,896	(3)
Henri Broekmate	$157,500	$10,521	$168,021	(2)
Marc Osofsky	$145,000	$10,237	$155,237	(2)
Paula Shannon	$155,000	$6,742	$161,742	(2)

FOOTNOTES:

(1)	Base salary for six months for each of Messrs. Broekmate and Osofsky and Ms. Shannon, respectively.

(2)	Reflects base salary and health and related welfare benefit continuation for a period of six months in accordance with the Company’s severance policy for executives in effect as of December 31, 2013.

(3)	Reflects base salary and related welfare benefit continuation for a period of twelve months in accordance with Mr. Muir’s Offer Letter.

Potential Benefits upon a Change of Control. Mr. Cowan’s Amended and Restated Employment Agreement also sets out the severance benefits we are obligated to provide in the event his employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason within six months prior to or two years following a change of control. “Good reason” includes a material adverse change in Mr. Cowan’s title, duties, responsibilities, functions or reporting structure, including not serving as CEO of the acquiring company. If the “double trigger” conditions occur, Mr. Cowan would receive a lump sum severance payment equal to twice the sum of (i) his annual base salary, plus (ii) the amount of bonus payable to him with respect to the preceding fiscal year, plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for two years. In addition, all of his outstanding equity would be accelerated in full upon a change in control. Assuming a change of control was to have taken place on December 31, 2013 and assuming contemporaneous receipt of his MIP (bonus) for 2013 performance as of that date in accordance with the terms of the MIP, Mr. Cowan would have been entitled to a cash payment in the amount of $3,058,398, and continuation of health and related welfare benefits for two years with a value of $46,180. The value of Mr. Cowan’s equity awards that would be accelerated upon a change of control on December 31, 2013 would be $7,313,844, assuming a price per share of $5.96, representing the closing price of Lionbridge common stock on December 31, 2013. Mr. Cowan’s employment agreement also entitles him to receive a partial gross up of any taxes attributable to Section 280G of the Internal Revenue Code, if applicable, and this amount would have been $1,117,440 assuming his employment was terminated in connection with any a change of control on December 31, 2013.

Thus, Mr. Cowan’s total compensation if a change of control of the Company were to have taken place on December 31, 2013 would have been $11,535,862 based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

All of our other Executive Officers participate under our Change of Control Plan, which provides that if employment is terminated without cause by the Company or for good reason by such Executive Officer, in either case, within 18 months following a change of control of Lionbridge (a “double trigger”), the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Variable Compensation for such year; (b) payment of a pro-rata portion of the executive’s Target Variable Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an executive officer would vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Assuming a change of control and a termination of employment were to have taken place on December 31, 2013 and assuming contemporaneous receipt of each officer’s MIP (bonus) for 2013 performance as of that date in accordance with the terms of the MIP, each of the Executive Officers other than Mr. Cowan would have been entitled to the cash payment set forth on the table below, and the value of his or her equity awards that would be accelerated upon the change of control would have been that amount shown on the table below:

Name	Cash Severance on Change of Control	Value of Accelerated Equity	Health and Related Welfare Benefits	Total
Donald M. Muir	$864,000	$2,305,188	$26,844	$3,196,032
Henri Broekmate	$756,000	$2,182,024	$28,735	$2,969,587
Marc Osofsky	$696,000	$1,444,802	$30,711	$2,171,513
Paula Shannon	$744,000	$2,152,224	$19,878	$2,915,854

Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Pension Benefits; Nonqualified Deferred Compensation

We do not sponsor any qualified or non-qualified defined benefit plans or maintain any non-qualified defined contributions plans or other deferred compensation plans for employees.

Employee Benefit Plans

Our employees, including our Executive Officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; flexible spending accounts for healthcare and dependent care; life and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan

We offer all eligible U.S. employees participation in a 401(k) Plan administered by Fidelity. Under the Plan, employees are eligible to receive a matching contribution from Lionbridge for 100% of the employees’ contributions, up to $2,250, each year.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2013

During 2013, our Non-Employee Director Compensation Plan provided for each new director to our Board who holds less than 1% of the our Common Stock to be granted an option to purchase 20,000 shares of Common Stock under Lionbridge’s Stock Incentive Plan. Under this Plan, our non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s Stock Incentive Plan, and an annual retainer payable in cash and through a restricted stock unit (RSU). During 2013, the amount of the annual retainer was $55,000, with $25,000 payable in cash and the remaining $30,000 payable in the form of RSUs. The option grants and the RSU each vest over two years from the date of grant at the rate of 50% on each anniversary of grant date. Directors serving on the Audit Committee receive an annual retainer of $5,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an annual cash retainer of $15,000. Our Lead Independent Director receives an annual retainer of $15,000. In January 2013, this Plan was amended to provide for an additional per meeting fee payable for attendance at any special or unscheduled Board meeting, in the amount of $500 for a telephonic meeting and $2,000 for an in-person meeting. During 2013, the Board of Directors constituted a short-term special committee, which met 11 times between March and May. Each member received $15,000, with Mr. de Chazal receiving $25,000 as its chairman.

Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Each Director may, at his option, defer all or a portion of his annual cash or equity retainer, and any committee retainer, in the Company’s Deferred Compensation Plan for Independent Directors. Mr. Blechschmidt has elected to defer the equity portion of his retainer until such time as he retires from the Board.

In accordance with this director compensation policy, on May 3, 2013, each of Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer received an annual option grant, at an exercise price of $3.36 per share, which was equal to the fair market value of Common Stock on the date of grant.

The following table and notes present the compensation earned by our directors in fiscal year 2013.

Director Compensation in Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) (2) ($)	Restricted Stock Unit Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Blechschmidt	$44,000	$33,600	$29,998	$0	$0	$0	$107,598
Guy de Chazal	$74,000	$33,600	$29,998	$0	$0	$0	$137,598
Steven Fisher	$47,000	$33,600	$29,998	$0	$0	$0	$110,598
Paul Kavanagh	$32,000	$33,600	$29,998	$0	$0	$0	$95,598
Jack Noonan	$36,500	$33,600	$29,998	$0	$0	$0	$100,098
Claude Sheer	$59,500	$33,600	$29,998	$0	$0	$0	$123,098

FOOTNOTES:

(1)	The value of the awards has been computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 8 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2014.

(2)	On May 3, 2013, each non-management director was granted options to purchase 10,000 shares of the Company’s common stock, at the exercise price of $3.36 per share, which was equal to the fair market value of the Common Stock on the date of grant. This option vests over two years. As of December 31, 2013, each director held the following number of outstanding options: Mr. Blechschmidt, 52,500; Mr. de Chazal, 67,500; Mr. Fisher, 70,000; Mr. Kavanagh, 67,500; Mr. Noonan, 60,000; and Mr. Sheer, 37,500.

(3)	The restricted stock unit awards represent shares of Common Stock subject to restrictions that lapse on June 3, 2014. Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer each received an award of 8,928 restricted stock units on May 3, 2013. As of December 31, 2013, each director held the following number of Restricted Stock Units: Mr. Blechschmidt, 66,256; each of Messrs. de Chazal, Fisher, Kavanagh, Noonan and Sheer, 8,928.

In January 2014, this Plan was amended and the amount of the annual retainer was increased from $55,000 to $65,000, with $30,000 payable in cash and the remaining $35,000 payable in the form of RSUs. In addition, the annual grant of stock options to independent directors was modified from 10,000 stock options to the lesser of that number of options with a Black-Scholes value of $15,000 or 10,000 stock options.

PROPOSAL NO. 2

Advisory Vote on Executive Compensation

The Board would like the support of our stockholders for the compensation of its named executive officers (“NEOs”) as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 17 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Nominating and Compensation Committee in 2013 in more detail.

This non-binding advisory vote on the compensation of our named executive officers allows you to express your opinion about our executive compensation programs. As we seek to align our executive compensation programs with our long-term strategy, performance and stockholders’ interests, we ask that our stockholders annually approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Nominating and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the compensation of the Company’s named executive officers, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

The Committee and the Board note in particular our stockholders’ strong endorsement for the Company’s executive compensation program as evidenced by the overwhelming support of the advisory vote on Executive Compensation at the 2012 and 2013 Annual Meeting of Stockholders. Accordingly, the Committee has maintained the structure of its executive compensation programs this year, with its continued emphasis on achievement of defined performance metrics. As many of our stockholders requested the opportunity to provide an advisory vote on executive compensation on an annual basis, we have committed to honoring this request.

Highlights of our Executive Compensation programs include the following:

•

Reward Achievement of Long-Term Goals. Our executive compensation program is heavily weighted toward the achievement of defined performance metrics. A significant portion of cash and equity awards granted to our executives and other key employees will vest only upon the attainment of long-term revenue and profitability metrics. A portion of equity grants are in the form of time-based awards, with vesting over three years to ensure our employees’ interests are aligned with those of our shareholders for the long-term performance of Lionbridge. Among 2013 achievements were:

•	Revenue growth of 7% year-on-year compared to FY 2012.

•	Third consecutive year of positive GAAP net earnings and year-on-year increases in GAAP net income to approximately $12 million or $0.19 a share.

•	2013 non-GAAP earnings were approximately $27 million or $0.44 a share.

•	Generated approximately $29 million in cash flow from operations, marking one of the strongest cash flow years in the Company’s history.

•

Ended the year with a strong cash position of $39 million at year end, after funding acquisitions, infrastructure investments including the deployment of an ERP system, and executing approximately $5.2 million in share repurchases.

•	Executed our growth strategy through vertical market expansion, application of our scalable cloud technologies and scalable crowd workforce to scalable end markets.

•

Appropriate Balance of Fixed and Variable Compensation. Our executive compensation programs provide an appropriate mix of both fixed and variable components. 75% of our CEO’s and 70% of our other NEOs’ compensation in 2013 was comprised of variable, or “at risk” compensation, which was a higher percentage than the average of our peers. Awards are tied to achievement of a variety of performance indicators, rather than any one indicator. A mix of equity and cash awards are used to achieve an appropriate balance of reward for the achievement of critical shorter and long-term objectives related to revenue, profitability and strategic metrics, and to provide an effective retention and incentive objectives.

•

Maximum Payouts and Minimum Thresholds. Our cash and equity performance-based programs are subject to maximum payouts, which we believe mitigate excessive risk-taking and excessive compensation. Even if the Company dramatically exceeds plan metrics, payouts are limited. Conversely, these programs are also subject to a minimum threshold for payout of each component and if that minimum threshold is not achieved, no payout is made.

•

Program Design Discourages Excessive Risk-Taking. We use restricted stock and restricted stock units more frequently than stock options for equity awards because restricted stock and restricted stock units retain value even if the stock price declines so that employees are less likely to take unreasonable risks to get, or keep, options “in-the-money”. Our short-term cash incentive plan (the “Management Incentive Plan”) is a cash-based plan, which results in less total compensation being tied solely to stock performance, and rewards achievement of multiple metrics rather than one metric.

•

Ethics and Integrity. We take pride in our strong ethical culture and adherence to strict internal controls over our financial systems. In particular, processes to measure and calculate the achievement of performance metrics have been designed to keep them from being susceptible to manipulation by any employee. We have held our employees worldwide to these standards of ethics and compliance.

The Nominating and Compensation Committee believes its executive compensation programs in 2013 rewarded the execution of strategic initiatives, implementation of strong leadership, business expansion and development, operating leverage and technology advancements generated by the Company during the year, without encouraging or rewarding inappropriate risk-taking detrimental to the Company. The absence of full achievement of the revenue and profitability targets of our cash-based Management Incentive Plan, as well as personal objectives in 2013 were appropriately reflected in reduced payouts to our NEOs in 2013.

For all of these reasons, we believe our executive compensation program is well-designed, appropriately links executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.

We recommend that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors of the Company’s consolidated financial statements for 2014. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PWC as the Company’s independent auditors for the 2014 fiscal year. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PWC are expected to be present at the Annual Meeting and to respond to questions.

We recommend that you vote FOR Proposal No. 3 to ratify the appointment of PWC as our Independent Auditor for 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Company’s Board of Directors is charged pursuant to its Charter with reviewing, approving and ratifying any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K (a “Related Person Transaction”). In considering any Related Person Transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, the Company’s obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Person Transaction. The Audit Committee reports its determination regarding any Related Person Transaction to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors. No potential Related Person Transactions were brought to the Audit Committee for consideration in 2013.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Fisher (Chairman), de Chazal and Noonan, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in NASDAQ Rule 5605(a)(2). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2013, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification of Statements on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully Submitted by the Audit Committee:

Steven Fisher, Chairman

Guy L. de Chazal

Jack Noonan

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy materials for Lionbridge’s 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 24, 2014. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge not later than the close of business on the 90 th day and not earlier than the close of business on the 120 th day prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder proposal made under Lionbridge’s by-laws and outside of Rule 14a-8 of the Exchange Act or for a director nomination to be considered at the Lionbridge 2015 Annual Meeting of Stockholders to be considered “timely,” it must be received by Lionbridge not later than February 5, 2015 and not before January 6, 2015. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice no later than the close of business on the later of the 90 th day prior to such annual meeting or the 10th day after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

•

Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at http://investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities and Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2013 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

•

To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at (781) 434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2013 and 2012, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2014.

The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2014 because no action is required by the Company’s Second Amended and Restated Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained.

Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. All tax services were subject to specific pre-approval in 2013 and the annual audit services, including services related to the preparation of statutory accounts were approved under the general pre-approval authority of the Committee. Certain other services, including tax planning services, and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members.

Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2013 that related to the review of unaudited quarterly and audited annual financial results. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2013.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2013 and 2012 were $1,617,000 and $1,907,000, respectively.

The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services rendered by PricewaterhouseCoopers LLP and reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2013 and 2012 were $0 and $20,000, respectively. These fees related services in connection with responding to a routine review of Lionbridge’s Annual Report on Form 10-K by the SEC in 2012.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2013 and 2012 were $30,000 and $38,000, respectively. These fees include professional services provided in connection with international tax planning and advisory services. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were fees of $2,000 and $1,800 paid to PricewaterhouseCoopers LLP related to an accounting software license for each of the years ended December 31, 2013 and 2012, respectively.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or e-mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

LIONBRIDGE TECHNOLOGIES, INC. 1050 WINTER STREET SUITE 2300 WALTHAM, MA 02451

VOTE IN PERSON

You may attend the Meeting and request a ballot to vote in person. Directions to the location of the Meeting are available at http://www.lionbridge.com/lionbridge/en-US/company/locations/the-americas.htm#Waltham by clicking on the link to “Directions” to our Waltham office.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Do not return your Proxy Card if you are voting by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M69475-P47537	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

LIONBRIDGE TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL on Proposal 1.		☐	☐	☐	__________________________
1. To elect two members of the Board of Directors for a three-year term as Class III Directors consisting of the following nominees:
Nominees
01) Rory J. Cowan
02) Paul A. Kavanagh

The Board of Directors recommends you vote FOR on Proposals 2 and 3.						For	Against	Abstain

2. Advisory vote to approve named executive officer compensation.						☐	☐	☐

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.						☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed by the undersigned stockholder.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executive, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

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M69476-P47537

PROXY

Lionbridge Technologies, Inc.

1050 Winter Street, Suite 2300,

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 6, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Donald M. Muir and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on Tuesday, May 6, 2014, at 10:00 A.M. Eastern Time at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the “Annual Meeting”).

If no direction is made, this proxy will be voted FOR the election for both of the nominees for Director and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) [Continued and to be dated and signed on reverse side] SEE REVERSE SIDE SEE REVERSE SIDE